UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under Rule 14a-12
COMMUNITYONE BANCORP
(Name of the Registrant as Specified In Its Charter )
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CommunityOne Bancorp
1017 East Morehead Street, Suite 200
Charlotte, North Carolina 28204

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 28, 2014

Notice is hereby given that the Annual Meeting of Shareholders of CommunityOne Bancorp, or the Company, will be held as follows:

PLACE:	CommunityOne Bancorp Corporate Office
Randolph Room
1017 East Morehead Street, Suite 300
Charlotte, NC 28204

DATE:	May 28, 2014

TIME:	2:00 p.m., Eastern Time

The following proposals and other business will be considered and conducted at the meeting:

1.
Election of directors: To elect ten persons who will serve as members of the Board of Directors for a one-year term until the 2015 annual meeting of shareholders and until their respective successors are elected and qualified;

2.	Advisory Vote to Approve Executive Compensation: To vote on a non-binding, advisory proposal on the compensation of the Company’s executive officers;

3.	Ratification of Appointment of Accountants: To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2014; and

4.	Other Business: To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only shareholders of record at the close of business on April 1, 2014 (“Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Beth S. DeSimone, Secretary
April 8, 2014

IMPORTANT

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT; FOR THE NON-BINDING, ADVISORY PROPOSAL ON THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS; AND FOR THE RATIFICATION OF THE SELECTION OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR FISCAL YEAR 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 28, 2014
The Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available, free of charge, at www.community1.com.
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process is commonly referred to as “householding.”
The Company has implemented “householding” in an effort to reduce the number of duplicate mailings to the same address. Under the householding process, only one proxy statement will be delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. This process benefits both shareholders and the Company, because it eliminates unnecessary mailings delivered to your home and helps to reduce the Company’s expenses. “Householding” is not being used, however, if the Company has received specific instructions from one or more of the shareholders sharing an address indicating that they desire to receive multiple copies of the proxy statement. If your household has received only one annual report and one proxy statement, the Company will deliver promptly a separate copy of the annual report and the proxy statement to any shareholder who contacts the Company Investor Relations department at: CommunityOne Bancorp, Attention: Investor Relations, P.O. Box 1328, Asheboro, North Carolina 27204, by calling 336-626-8300 or by accessing the Company’s Investor Relations page on its corporate web site at www.community1.com. Please note, however, that if you also hold shares of the Company in “street name” (e.g., in a brokerage account or retirement plan account) you may continue to receive duplicate mailings.
Each proxy card should be signed, dated and returned in the enclosed postage-paid envelope. If your household has received multiple copies of the Company’s annual report and proxy statement, you can request the delivery of single copies in the future by contacting the Company, as instructed above, or your broker, if you hold the shares in “street name.”

MEETING INFORMATION

This Proxy Statement, the Notice of 2014 Annual Meeting of Shareholders, the form proxy card and the 2013 Annual Report on Form 10-K, which includes the Company’s audited financial statements and financial statement schedules, are first being made available to shareholders on or about April 15, 2014.
When is the Annual Meeting of Shareholders?
The Annual Meeting of Shareholders (“Annual Meeting”) is being held on May 28, 2014, at 2:00 p.m.
Where will the Annual Meeting be held?
The Annual Meeting will be held in the Randolph Room of the Company’s Corporate Offices, 1017 East Morehead Street, Suite 300, Charlotte, NC 28204.
What matters will be voted on at the Annual Meeting?
The following proposals and other business will be considered and conducted at the meeting:

1.
Election of directors: To elect ten persons who will serve as members of the Board of Directors for a one-year term until the 2015 annual meeting of shareholders and until their respective successors are elected and qualified;

2.	Advisory Vote to Approve Executive Compensation: To vote on a non-binding, advisory proposal on the compensation of the Company’s executive officers;

3.	Ratification of Appointment of Accountants: To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2014; and

4.	Other Business: To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The Board of Directors currently is not aware of any other business to be considered at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies in their discretion on such matters as recommended by a majority of the Board.
Who can vote at the Annual Meeting?

The securities that can be voted at the Annual Meeting consist of shares of Company common stock, no par value per share (“Common Stock”). Only holders of the Common Stock at the close of business on April 1, 2014 ("Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 21,973,183 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.
How many votes can I cast?
You are entitled to one vote for each share held as of the Record Date on each nominee for election and each other matter presented for a vote at the Annual Meeting.
How do I vote?
If you own shares of Common Stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card(s) to tell the persons named as proxies how to vote your shares of Common Stock. An owner of record has four voting options:
Internet. You can vote over the Internet by accessing the website shown on your proxy card and following the instructions on the website. Internet voting is available 24 hours a day. Have your proxy card in hand when you access the web site and follow the instructions to vote.
Telephone. You can vote by telephone by calling the toll-free number shown on your proxy card. Telephone voting is available 24 hours a day.

Mail. You can vote by mail by completing, signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this document.
In Person. You may attend the Annual Meeting and cast your vote in person. The Board recommends that you vote by proxy even if you plan to attend the Annual Meeting.
If you hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the broker or bank. You may not vote shares held in “street name” by returning a proxy card directly to the Company or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of Common Stock on behalf of their customers may not give a proxy to the Company to vote those shares with respect to any of the proposals, other than the proposal to ratify the appointment of the Company’s independent registered public accounting firm, without specific instructions from their customers, as under NASDAQ rules, brokers, banks and other nominees do not have discretionary voting power on these matters.
Directing the voting of your shares of Common Stock will not affect your right to vote in person if you decide to attend the Annual Meeting.
If the appropriate enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the proxy. Executed but unmarked proxies will be voted “FOR” the director nominees proposed by the Board who are presented in this Proxy Statement; “FOR” the non-binding advisory proposal on the compensation of the Company’s executive officers; and “FOR” the ratification of the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for fiscal year 2014. Only shares affirmatively voted for the approval of the proposals to be considered at the Annual Meeting or properly executed proxies that do not contain voting instructions will be counted as favorable votes for the proposals.
How do I change or revoke my proxy?
You may revoke your proxy at any time after you give it, and before it is voted, in one of the following ways:

•	by notifying the Company's Secretary that you are revoking your proxy by written notice that bears a date later than the date of the proxy and that the Company receives prior to the Annual Meeting;
•	by signing another proxy card bearing a later date and mailing it so that the Company receives it prior to the Annual Meeting;
•	by voting again using the telephone or Internet voting procedures; or
•	by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting alone will not, by itself, revoke a proxy.
If your broker, bank or other nominee holds your shares in “street name,” you will need to contact your broker, bank or other nominee to revoke your voting instructions.
How many votes are required to approve each of the proposals?
The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker nonvotes will not affect the election results if a quorum is present.
The non-binding advisory proposal on the compensation of the Company’s executive officers and the ratification of the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for fiscal year 2014 will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against the proposal.
How are abstentions and broker non-votes counted?
Abstentions and broker nonvotes, as well as the failure to return a signed proxy card assuming a quorum is present, are not treated as votes cast on any proposal; therefore, they will not affect the outcome of any proposal voted on at the Annual Meeting.
A broker nonvoter occurs when a broker does not vote on a particular matter because the broker does not have discretionary authority on that matter and has not received instructions from the owner for the shares. Under NASDAQ rules, your broker or bank does not have discretionary authority to vote your shares of Common Stock on any of the proposals other than the ratification of the independent registered public accounting firm proposal. To avoid a broker nonvote, you must provide voting instructions to your broker, bank or other nominee by following the instructions provided to you.

What constitutes a “quorum” for the Annual Meeting?

A “quorum” is the presence at the meeting, in person or represented by proxy, of the holders of the majority of the outstanding shares of Common Stock. Abstentions and broker nonvotes will be counted as present and entitled to vote for purposes of determining a quorum.

Who pays for the Annual Meeting and the solicitation of proxies?
The Company will pay the costs of the Annual Meeting and the solicitation of proxies. Solicitation of proxies may be made in person or by mail or telephone by directors, officers and regular employees of the Company or CommunityOne Bank, N.A. without receiving additional compensation. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such person, and the Company will reimburse such forwarding expenses.
When are proposals for the Annual Meeting due?
Any proposal that a shareholder may intend to present at the 2015 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company, at the Company’s Administrative Office (its principal executive offices), located at 1017 East Morehead Street, Charlotte, North Carolina 28204, no later than January 15, 2015. If the proposal complies with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

Notice to the Company of a proposal or director nomination by a shareholder submitted otherwise than pursuant to Rule 14a-8 must be submitted in writing to the Secretary of the Company at the Company’s Administrative Office (its principal executive offices), located at 1017 East Morehead Street, Charlotte, North Carolina 28204, no later than March 31, 2015 and the persons named in the proxies solicited by the Board for its 2015 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal as to which the Company does not receive a timely notice. Such proposals should be submitted by means that permit proof of the date of delivery, such as certified mail, return receipt requested.

BENEFICIAL OWNERS OF COMMUNITYONE BANCORP COMMON STOCK
Under Section 13(d)-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to the Company to be deemed to be a beneficial owner of 5% or more of COB common stock as of the Record date of April 1, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Carlyle Financial Services Harbor, L.P. (1) Cayman Islands c/o The Carlyle Group 1001 Pennsylvania Avenue, N.W. Suite 220 South Washington, DC 20004-2505	4,930,313	22.4%
Oak Hill Capital Partners III, L.P. (2) Cayman Islands Oak Hill Capital Management Partners III, L.P. c/o Oak Hill Capital Management, LLC 65 East 55th Street, 32nd Floor New York, NY 10022	4,932,683	22.4%
The U.S. Department of the Treasury (3) 1500 Pennsylvania Avenue, NW Washington, DC 20220	1,107,626	5.0%

(1)
Based on information reported on Amendment No. 1 to the Schedule 13D filed with the SEC on July 2, 2013. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP, L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services, L.P., which is the general partner of Carlyle Financial Services Harbor, L.P. The shares of Common Stock are held directly by Carlyle Financial Services Harbor, L.P. William E. Conway., Jr., Daniel A. D’Aniello, David M. Rubenstein and Glenn Youngkin are the directors of Carlyle Financial Services, Ltd. and, in such capacity, may be deemed to share beneficial ownership of the shares of Common Stock beneficially owned by Carlyle Financial Services, Ltd. These individuals disclaim any such beneficial ownership.

(2)
Based on information reported on Schedule 13D filed with the SEC on October 31, 2011, the general partner of Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (together the “Oak Hill Funds”) is OHCP GenPar III, L.P., a Cayman Islands limited partnership.  The general partner of OHCP GenPar III, L.P. is OHCP MGP Partners III, L.P., a Cayman Islands limited partnership.  The general partner of OHCP MGP Partners III, L.P. is OHCP MGP III, Ltd., a Cayman Islands company.  J. Taylor Crandall, Steven Gruber and Denis Nayden are the directors of OHCP MGP III, Ltd.  J. Taylor Crandall, Steven Gruber, Denis Nayden, Tyler Wolfram, Kevin Levy, Ray Pinson, Shawn Hessing and John Monsky are the officers of OHCP MGP III, Ltd. Each of Messrs. Crandall, Gruber, Nayden, Wolfram, Levy, Pinson, Hessing and Monsky expressly disclaims beneficial ownership of the shares of Common Stock referred to herein. This also includes 551 shares beneficially owned by Oak Hill Capital Management, LLC, 680 shares of unvested restricted stock that vest based on stock performance and 1,138 shares of unvested restricted stock that vest equally over three years, for which there is voting power but no investment power, in each case issued to Oak Hill Capital Management, LLC.

(3)	Includes 1,085,554 shares of Common Stock issued on October 21, 2011, and 22,072 shares of Common Stock issuable upon warrant exercise.

The following table sets forth, as of the Record Date, the amount and percentage of our Common Stock beneficially owned by each director, each nominee for director and each of the Named Executive Officers (as defined below) of the Company, as well as the directors and executive officers of the Company as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power of all shares of Common Stock. The business address of each of the Company’s directors and executive officers is 1017 East Morehead Street, Suite 200, Charlotte, North Carolina 28204.

Name	Shares of Common Stock Beneficially Owned	Percent Owned
Austin A. Adams (1)	12,022	*
John J. Bresnan (2)	4,932,782	22.4%
Beth S. DeSimone (3)	53,311	*
Scott B. Kauffman (4)	4,932,783	22.4%
Jerry R. Licari (5)	22,022	*
J. Chandler Martin (6)	22,022	*
Angus M. McBryde, III (7)	63,533	*
T. Gray McCaskill (8)	2,172	*
H. Ray McKenney, Jr. (9)	12,022	*
Gregory P. Murphy (10)	66,528	*
David L. Nielsen (11)	96,715	*
Robert L. Reid (12)	98,649	*
Brian E. Simpson (13)	104,777	*
Boyd C. Wilson, Jr. (14)	8,757	*
All directors and executive officers as a group (14 persons)	10,425,095	47.5%

(1)
Includes 680 shares of unvested restricted stock that vest based on stock performance and 1,138 shares of restricted stock that vest equally over three years, as to which he has sole voting power but no investment power prior to vesting.

(2)
Includes 4,930,313 shares held by Carlyle Financial Services Harbor L.P. Due to his affiliation with The Carlyle Group, Mr. Bresnan may be considered to have beneficial ownership of the shares held by Carlyle Financial Services Harbor L.P. Mr. Bresnan disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. Also includes 680 shares of unvested restricted stock that vest based on stock performance and 1,138 shares of restricted stock that vest equally over three years, as to which he has sole voting power but no investment power prior to vesting.

(3)
Includes 1,892 shares held by her spouse in an IRA. Also includes 23,060 shares of unvested long-term restricted stock that vest based on stock performance, and 23,059 shares of unvested long-term restricted stock that vest 2/3rds at the second anniversary of the date of grant and the final 1/3 at the third anniversary of the date of grant, as to which she has sole voting power but no investment power prior to vesting.

(4)
Includes 4,930,865 shares, and 680 shares of unvested restricted stock that vest based on stock performance and 1,138 shares of unvested restricted stock that vest equally over three years, for which there is voting power but no investment power, in each case held by Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management, LLC. Mr. Kauffman is a principal of Oak Hill Capital Management, LLC, the adviser of the Oak Hill Funds, and disclaims beneficial ownership of the shares of Common Stock owned by the Oak Hill Funds.

(5)
Includes 680 shares of unvested restricted stock that vest based on stock performance and 1,138 shares of restricted stock that vest equally over three years, as to which he has sole voting power but no investment power prior to vesting.

(6)
Includes 680 shares of unvested restricted stock that vest based on stock performance and 1,138 shares of restricted stock that vest equally over three years, as to which he has sole voting power but no investment power prior to vesting.

(7)
Includes 23,060 shares of unvested long-term restricted stock that vest based on stock performance, and 23,059 shares of unvested long-term restricted stock that vest 2/3rds at the second anniversary of the date of grant and the final 1/3 at the third anniversary of the date of grant, as to which he has sole voting power but no investment power prior to vesting.

(8)
Includes 680 shares of unvested restricted stock that vest based on stock performance and 1,138 shares of restricted stock that vest equally over three years, as to which he has sole voting power but no investment power prior to vesting.

(9)
Includes shares held through an affiliated corporation of Mr. McKenney and 680 shares of unvested restricted stock that vest based on stock performance and 1,138 shares of restricted stock that vest equally over three years, as to which he has sole voting power but no investment power prior to vesting.

(10)
Includes 19,073 shares of unvested long-term restricted stock that vest based on stock performance, and 23,059 shares of unvested long-term restricted stock that vest 2/3rds at the second anniversary of the date of grant and the final 1/3 at the third anniversary of the date of grant, as to which he has sole voting power but no investment power prior to vesting.

(11)
Includes 22,500 shares held in an IRA. Also includes 28,688 shares of unvested long-term restricted stock that vest based on stock performance, and 34,589 shares of unvested long-term restricted stock that vest 2/3rds at the second anniversary of the date of grant and the final 1/3 at the third anniversary of the date of grant, as to which he has sole voting power but no investment power prior to vesting.

(12)
Includes 21,172 shares held in an IRA. Also includes 28,688 shares of unvested long-term restricted stock that vest based on stock performance, and 34,589 shares of unvested long-term restricted stock that vest 2/3rds at the second anniversary of the date of grant and the final 1/3 at the third anniversary of the date of grant, as to which he has sole voting power but no investment power prior to vesting.

(13)
Includes 10,938 shares held in an IRA. Also includes 66,608 shares of unvested long-term restricted stock that vest 2/3rds at the second anniversary of the date of grant and the final 1/3 at the third anniversary of the date of grant, as to which he has sole voting power but no investment power prior to vesting.

(14)
Includes 680 shares of unvested restricted stock that vest based on stock performance and 1,138 shares of restricted stock that vest equally over three years, as to which he has sole voting power but no investment power prior to vesting.

* Less than 1% of the outstanding Common Stock.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of COB’s stock, to report to the SEC certain of their transactions with respect to the Common Stock. The SEC reporting rules require that changes in beneficial ownership generally be reported on Form 4 within two business days after the date on which the change occurs. A Form 3 to report stock holdings in the Company must be filed within ten days of when a director, executive officer or person who owns more than 10% of the Company’s stock becomes subject to Section 16(a) of the Exchange Act.
Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2013 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were filed in a timely manner, except for the initial report of T. Gray McCaskill, and one report each of Jerry Licari, T. Gray McCaskill, Jerry Schmitt and Boyd Wilson, relating to director’s stock compensation, all of which were filed late due to administrative error.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 1: Election of Directors
The Bylaws of the Company provide that the number of directors cannot be less than nine nor more than 25, with the exact number of directors within such maximum and minimum limits to be fixed and determined from time to time by resolution adopted by a majority of the full Board or by resolution of the shareholders at any annual or special meeting. The Board has set the total number of directors at 10, all of whom will be elected at the Company’s Annual Meeting.
Through the 2013 annual meeting of shareholders, the Board was divided into three classes: Class I, Class II and Class III. The shareholders at the 2013 annual meeting on June 20, 2013 voted to amend Article III, Section 2 of the Bylaws of the Company to eliminate the classified structure of the Board. In accordance with this amendment, the members of the Class 1 of the Board whose terms expire as of the 2014 Annual Meeting have been nominated by the Board to stand for election at this Annual Meeting. In addition, the directors in Classes II and III tendered their resignations and were reappointed by the Board at the March 27, 2014 Board meeting to serve until the Annual Meeting and until their successors are elected and qualified. Nine of the ten directors have been nominated to stand for election at this Annual Meeting to serve on the Board for a one-year term until the 2015 annual meeting of shareholders and until their respective successors are elected and qualified. Mr. John Redett has been nominated in place of Mr. John Bresnan to serve as the nominee designated by Carlyle Financial Services Harbor, L.P. pursuant to its right under its Investment Agreement, dated April 26, 2011 with the Company to serve on the Board for a one-year term until the 2015 annual meeting of shareholders and until his respective successor is elected and qualified. Mr. Redett’s service is conditioned upon receipt of supervisory non-objection from the Federal Reserve Bank of Richmond.
It is intended that the persons named in the accompanying form of proxy will vote for all of the nominees for directors of the Company unless authority so to vote is withheld to serve. Directors are elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker nonvotes will not affect the election results if a quorum is present.

The following information is furnished with respect to each of the nominees for election. In the event that any nominee should not be available to serve for any reason (which is not anticipated), it is intended that the person acting under the proxy will vote for the election, in his or her stead, of such substitute nominee as may be designated by the Compensation and Nominating Committee and approved by the Board.

Austin A. Adams, 70, has served as a director of the Company and CommunityOne Bank, N.A. since October 21, 2011. He is Chairman of the Board and lead independent director. He also is a member of the Strategic Planning Committee and the Compensation and Nominating Committee. Mr. Adams retired in 2006 as Chief Information Officer and Executive Committee member at JPMorgan Chase. He was responsible for technology and operations, managing nearly 28,000 employees and a multi-billion dollar budget. Mr. Adams previously served as CIO and Executive Committee member at Bank One Corp. and First Union Corp. Mr. Adams currently serves on the board of directors of three public companies, Dun & Bradstreet, a leading commercial information supplier; Spectra Energy, a natural gas pipeline and midstream provider; and Commscope Holding Company, Inc., a global provider of essential infrastructure solutions for wireless, business enterprise and residential broadband networks. Seventy six percent of the common stock of Commscope is held by an entity controlled by The Carlyle Group, which also owns 22.4% of the Company, and Mr. Adams is a director designated by Carlyle pursuant to the terms of an amended and restated stockholders agreement with Commscope. As an expert in integration planning and execution and in bank operations, Mr. Adams provides the Board with a strategic outlook and management experience into operations.

Scott B. Kauffman, 39, has been a director of the Company and CommunityOne Bank, N.A. since October 21, 2011 and serves on the Strategic Planning and the Compensation and Nominating Committee. Mr. Kauffman is a Partner at Oak Hill Capital Management, where since 2009 he has focused on the firm’s business and financial services investments.  He is responsible for originating, structuring and managing the investments in the Business and Financial Services Group.  Prior to joining Oak Hill, Kauffman was a Managing Director at Goldman, Sachs & Co. in the Financial Institutions Group, where for 13 years he was actively engaged in maintaining and building client relationships, providing strategic advice and transaction execution and expertise to boards of directors and executive and senior management of financial institutions.  Mr. Kauffman was the Co-Chief Operating Officer for the America’s Financial Institutions Bank Group and a member of the Merger Leadership Group. Mr. Kauffman currently serves as a director of Ability Reinsurance Holdings Inc. He holds his Chartered Financial Analyst designation and is a member of The Association for Investment Management and Research and a member of The Investment Analyst Society of Chicago. Mr. Kauffman’s expertise in the financial services investment and transactional area and his investment banking expertise allow him to bring relevant insight and strategic outlook to our operations and business plans.

Jerry R. Licari, 67, has been a director of the Company and CommunityOne Bank, N.A. since October 21, 2011. He is Chair of the Audit Committee and serves on the Risk Management Committee. He is currently Partner of Uncle Maddio’s of Charlotte, LLC, a pizza franchise. Prior to that, Mr. Licari was a lead and audit engagement partner for KPMG LLP and served major U.S. banks and insurance companies from 1977 to 2004. Mr. Licari also served as an SEC Reviewing partner (concurring partner) for insurance and bank clients filing with the SEC from 1981-2000, and held numerous leadership positions including the Director of the Global Center for Industry Solutions from 2004-2006, U.S. Banking Partner in Charge from 2002-2004 and U.S. Partner in Charge of the Financial Risk Management Practice from 2000-2001. Mr. Licari’s deep audit experience in the financial services industry brings valuable experience to the Board with respect to accounting and strategic aspects of the Company’s business, and to the Audit Committee on which he serves as “audit committee financial expert.”

J. Chandler Martin, 63, has been a director of the Company and CommunityOne Bank, N.A. since October 21, 2011. Mr. Martin serves as Chair of the Risk Management Committee and also is a member on the Strategic Planning Committee. Mr. Martin retired in 2008 as Treasurer at Bank of America where he was responsible for funding, liquidity and interest rate risk management.  Previously, he was the Enterprise Market and Operational Risk Executive and the risk management executive for Global Corporate and Investment Banking.  Mr. Martin returned to Bank of America for nine months beginning in October of 2008 to assist the organization in the integration process for enterprise risk management following the company’s acquisition of Merrill Lynch. During that time he served as the Enterprise Credit and Market Risk Executive. In 2008, Mr. Martin served as a Policy Group member of The Counterparty Risk Management Policy Group III and co-chaired the Risk Monitoring and Risk Management Working Group. Mr. Martin is a member of the board of directors of CNL Healthcare Properties, Inc., an Orlando, Florida based real estate investment trust, and serves as the chair of the audit committee. Mr. Martin’s expertise in the risk management area, both the credit and funding sides, offers valuable experience to the Board and the Risk Management and Strategic Planning Committees.
T. Gray McCaskill, CPCU, 56, has served as a director of the Company and CommunityOne Bank, N.A. since June 20, 2013 and serves on the Audit Committee and the Risk Management Committee. Mr. McCaskill is Chief Executive Officer of Senn Dunn Insurance, Greensboro, North Carolina, which specializes in business insurance, employee benefits and personal insurance.  In that and other executive capacities at Senn Dunn since 1985, he has helped build Senn Dunn into the largest privately-owned insurance agency in North Carolina with over 160 employees. Mr. McCaskill also is active in the community, serving on numerous community and non-profit boards, including the Boy Scouts of America, United Way, Habitat for Humanity, First Tee of the Triad, Guilford Merchants Association, American Red Cross and Juvenile Diabetes Research Foundation.  He is a former board member of Carolina Bank, Greensboro, North Carolina, a full service community bank.  Mr. McCaskill provides the Board with his expertise as a business owner and his perspective on the Greensboro market as well as business prospects and sales throughout our footprint.
H. Ray McKenney, Jr., 59, has served as a director of the Company and CommunityOne Bank, N.A. since 2006. He is Chair of the Compensation and Nominating Committee and serves on the Audit Committee. Mr. McKenney is President of MBM Auto Management, a multi-franchise automobile and power sports management company he founded in 1981. Mr. McKenney currently serves on the board of trustees of Gaston Christian Schools.  He also serves on the board of directors for Carolina Chevrolet and Carolina Cadillac Dealers Association. Mr. McKenney was a founding director of First Gaston Bank of North Carolina and served on the board from 1995 to 2006, with a term as chairman of the board. He also served on the board of its parent holding company, Integrity Financial Corporation, during the same time period. Mr. McKenney’s experience as a director of the Company and its predecessor companies and his expertise as a business owner provide the Board with needed experience on the Compensation and Nominating Committee and the Audit Committee and perspective on the local markets in which we serve.

John C. Redett, 46, is a nominee for director of the Company and CommunityOne Bank. If elected and qualified, he will serve on the Strategic Planning Committee and the Compensation and Nominating Committee. Mr. Redett currently is a Managing Director of The Carlyle Group LP focusing on opportunities in the global financial services sector. Prior to joining Carlyle in 2007, Mr. Redett served as Vice President in the Financial Institutions Group at The Goldman Sachs Group, Inc. He also has been a Vice President in the Financial Institutions Group at J. P. Morgan, and an Associate, in the Financial Institutions Group at Credit Suisse First Boston. Mr. Redett serves on the Board of The TCW Group, a global asset management firm. Mr. Redett’s expertise in the financial services investment and transactional areas allow him to bring relevant insight and strategic outlook into our operations and business plans. Mr. Redett’s election to the Company’s Board is subject to supervisory non-objection by the Federal Reserve Bank of Richmond.

Robert L. Reid, 58, has been a director of the Company and CommunityOne Bank, N.A. since October 21, 2011 and serves on the Strategic Planning Committee. Mr. Reid was appointed President of the Company and CommunityOne Bank upon consummation of the Company’s recapitalization on October 21, 2011 and had been advising the Company since October 2010. Prior to that, Mr. Reid spent 30 years with Wachovia Corporation and its predecessor, with extensive leadership roles in community banking, retail banking, corporate banking, commercial banking, business banking, real estate finance, capital management and wealth management. At the time of his retirement in June 2009, Mr. Reid was Executive Vice President/Managing Director: Real Estate Division for Wachovia Corporation. From 2003 to 2008, Mr. Reid was President of the Retirement and Investment Products Group at Wachovia. From December 2000 to April 2003 and from May 1996 to December 1997, Mr. Reid served as the CEO of First Union - Pennsylvania/Delaware, providing direct management and leadership for First Union’s community and branch banking business in Pennsylvania and Delaware. From December 1997 to December 2000, Reid served as the CEO of First Union - Atlantic, overseeing First Union’s community and branch banking business in New Jersey, New York and Connecticut. Mr. Reid has held leadership positions in various community organizations, non-profits and university and community colleges. Mr. Reid’s extensive branch and community banking experience and his role as President of the Bank provides the Board with unique insight into bank operations and customers.

Brian E. Simpson, 51, has been a director and Chief Executive Officer of the Company and CommunityOne Bank, N.A. since October 21, 2011. He serves as Chair of the Strategic Planning Committee. Mr. Simpson was appointed Chief Executive Officer of the Company and CommunityOne Bank upon consummation of the Company’s recapitalization on October 21, 2011 and had been advising the Company since October 2010. Until 2002, Mr. Simpson was a senior executive and Operating Committee member at Wachovia Corp. (First Union) with responsibility for all aspects of the company’s mortgage and home equity finance, structured finance, commercial real estate and leasing businesses. Mr. Simpson led the company’s Asset/Liability Committee and was a staff liaison to the board’s Credit/Market Risk Committee. Mr. Simpson was also a member of the Credit Committee, the Market Risk Committee and the Capital Markets Commitment Committee, and the company’s senior regulatory contact team. Mr. Simpson was the co-founder and President of Casa Fiora, LLC, a domestic manufacturer of custom draperies and other home furnishings distributed nationally through better furniture retailers and professional design. Mr. Simpson is a past Chairman of the City of Charlotte’s Housing Trust Fund Advisory Board, and served on the boards of several other community organizations. As the Chief Executive Officer, Mr. Simpson provides insight to the Board on our day to day operations, issues and financial results.

Boyd C. Wilson, Jr., 61, has served as a Director of the Company and CommunityOne Bank, N.A. since October 21, 2011. Wilson is a member of both the Risk Management Committee and the Audit Committee. Mr. Wilson is Executive Vice President of Broyhill Investments, Inc., an investment company located in Lenoir, North Carolina, where he has served in such capacity since 2005 and has served as a director since 2007. Mr. Wilson also serves as Vice President and Chief Financial Officer of BMC Fund, Inc., a regulated investment company located in Lenoir, North Carolina, where he has served in such capacity since 2006. From 2002 to 2005, Mr. Wilson served as Vice President of Finance and Administration of Kincaid Furniture Company, Incorporated, a furniture manufacturer located in Hudson, North Carolina. Mr. Wilson served as a director of Bank of Granite Corporation and Bank of Granite from 1996 to 2013. Mr. Wilson is active in the community; he serves on the Lenoir-Rhyne University Board of Visitors, the JDRF Greater Western Carolinas Board of Directors, the Caldwell Memorial Hospital, Inc. Board of Trustees, and the boards of several other community organizations. Mr. Wilson is a Certified Public Accountant and a Chartered Global Management Accountant. Mr. Wilson’s accounting and financial experience provides value to the Audit and Risk Management Committees and his involvement in the communities in the Western area of our franchise provide insights to the Board on the local market in which we serve.
Recommendation of the Board

The Board unanimously recommends a vote “FOR” each of the nominees named above.
Proposal 2: Non-Binding, Advisory Approval of the Company’s Executive Compensation
Background of the Proposal
On February 13, 2009, the Company issued to the U.S. Department of the Treasury as a participant in the Capital Purchase Program of the Troubled Asset Relief Program or TARP, 51,500 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation value per share of $1,000 (“Preferred Stock”), for a total price of $51.5 million, and a warrant to purchase shares of the Company’s common stock, subject to adjustment pursuant to customary anti-dilution provisions (“Warrant”). As part of the Company’s recapitalization, the Treasury, pursuant to a TARP Exchange Agreement, exchanged the Preferred Stock held by the Treasury for a number of shares of Common Stock having a value (valued at $16.00 per share reflecting the one-for-one hundred reverse stock split (“Reverse Stock Split”) of Common Stock effected on October 31, 2011) equal to the sum of 25% of the aggregate liquidation value of the Preferred Stock, plus 100% of the amount of accrued and unpaid dividends on the Preferred Stock as of the closing date of the recapitalization. The Company also amended and restated the terms of the Warrant to purchase 22,072 shares of Company common stock, extended the term of the Warrant, and adjusted the exercise price to $16.00 per share, reflecting the terms of the Reverse Stock Split.

Under the federal laws applicable to the TARP, those financial institutions that have sold preferred stock and issued warrants to the Treasury under TARP are required to permit a separate and non-binding shareholder vote to approve the compensation of such financial institution’s executive officers. The Treasury and the SEC issued guidance that requires TARP participants to submit to shareholders annually for their approval the executive compensation arrangements as described in the Compensation Discussion and Analysis, or “CD&A,” and the tabular disclosure regarding Named Executive Officer (as defined below) compensation (together with the accompanying narrative disclosure) in their proxy statements. The TARP Exchange Agreement required the Company to continue to meet the compensation standards described in this Proxy Statement for as long as the Treasury owns our Common Stock.

The Dodd Frank Wall Street Reform and Consumer Protection Act also requires shareholders to vote to approve, on a non-binding basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with the SEC rules. Consequently, we are giving shareholders the opportunity to approve our executive compensation.
Executive Compensation
The Company believes that its compensation policies and procedures, which are reviewed and recommended for full Board approval by the Compensation and Nominating Committee, are fair based on the level of responsibility and accountability of each employee, and do not provide excessive benefits or encourage excessive risk taking. The Company believes that the compensation policies and procedures also comply with the standards for executive compensation and corporate governance imposed by federal law for those companies, such as the Company, that participated in TARP. These standards are discussed in detail in the CD&A. Accordingly, the Board has authorized the following non-binding shareholder vote on the Company’s executive compensation plans, programs and arrangements as reflected in the CD&A, the disclosures regarding Named Executive Officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement, commonly known as a “Say on Pay” proposal:
Resolved, that the shareholders approve the compensation of the Company’s current Named Executive Officers as reflected in the Summary Compensation Table of the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders, including the discussion under the “Compensation Discussion and Analysis” and “Executive Compensation” and related disclosures contained in this Proxy Statement.
Vote Required; Effect
Approval of the Company’s executive compensation policies and procedures requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker nonvotes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation policies and procedures are approved. Because this shareholder vote is advisory, it will not be binding upon the Board. However, the Compensation and Nominating Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” approval of the compensation of the Company’s Named Executive Officers.

Proposal 3: Ratification of Independent Registered Public Accounting Firm Appointment
The Audit Committee of the Board has appointed the firm of Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for the 2014 fiscal year, and to audit and report on the Company’s financial statements for the fiscal year ending December 31, 2014. Action by shareholders is not required by law in the appointment of independent auditors. However, the Board considers this selection to be an important issue and therefore is submitting the selection of Dixon Hughes Goodman LLP for ratification by the shareholders.
The Audit Committee is directly responsible for the appointment, compensation and oversight of the audit work and the independent auditors. In the event the appointment is not ratified by a majority of the votes cast, in person or by proxy, it is anticipated that no change in independent auditors would be made for the current year because of the difficulty and expense of making any changes during the year, but that the vote would be considered in connection with the independent auditors’ appointment for 2015. Even if the appointment of Dixon Hughes Goodman LLP is ratified by the shareholders, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.

Dixon Hughes Goodman LLP was the Company’s independent auditor for the year ended December 31, 2013, and has served in that capacity since 2004. Dixon Hughes Goodman LLP has no direct or indirect financial interest in the Company or in any of its subsidiaries, nor has it had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Dixon Hughes Goodman LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions, including those relating to the 2013 audit of the Company’s financial statements.

Fees Paid to Independent Registered Public Accounting Firm

Fees for professional services provided by Dixon Hughes Goodman LLP in each of the last two fiscal years in each of the following categories are:

	2013	2012
Audit Fees	$353,150	$477,020
Audit-Related Fees	29,000	53,000
Tax Fees	29,000	65,345
All Other Fees	-	-
Total	$411,150	$595,365

Audit Fees. This category consists of fees billed and expected to be billed for professional services rendered for the audit of our annual financial statements, the audit of internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002, the reviews of the Company’s quarterly reports on Form 10-Q, and SEC registration statements.
Audit-Related Fees. This category consists of fees billed for services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees.” During 2013 and 2012, these fees consisted of the audit of our benefit plans and routine accounting consultations.
Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and, during 2012, tax consultations related to merger specific issues.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditors to assure that the provision of such services does not impair the registered public accounting firm’s independence. In addition, any proposed services exceeding pre-approved cost levels will require specific approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management.
During fiscal year 2012 and 2013, the Audit Committee pre-approved all services provided by the independent auditors. None of the hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Vote required; Effect
Ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. In tabulating the vote, abstentions and broker nonvotes will have no effect on the outcome of this proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” ratification of the appointment of the Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2014. Proxies, unless indicated to the contrary, will be voted “FOR” ratification.

CORPORATE GOVERNANCE MATTERS
The Board and Meetings
The directors of the Company also serve on the board of directors of CommunityOne Bank, N.A. The Board of Directors holds regular monthly meetings to conduct the normal business of the Company and meets on other occasions when required for special circumstances. The CommunityOne Bank board of directors also holds regular monthly meetings and may meet on other occasions as circumstances warrant.

The Board maintains four standing committees. Among these committees are the Audit Committee, Compensation and Nominating Committee, Risk Management Committee and the Strategic Planning Committee, whose members and principal functions are described below under “Board Role in Oversight of Risk.” During the fiscal year ended December 31, 2013, the Board held a total of 13 meetings. Each director attended 75% or more of the total number of meetings of the Board and of the committees on which that director served. Directors are encouraged to attend the annual meeting of shareholders. All but one of the Company’s directors attended the Company’s last annual meeting of shareholders. The members of the Board who are independent within the meaning of the NASDAQ listing standards meet regularly in executive session without management present. Although executive sessions are generally held in conjunction with a regularly scheduled Board meeting, other sessions may be called by two or more independent directors in their own discretion or at the request of the Board.
Board Structure
The Board has a separate chairman, a non-executive position, and a Chief Executive Officer. The Board believes that, as part of our efforts to embrace and adopt good corporate governance practices, different individuals should hold the positions of Chairman of the Board and Chief Executive Officer to aid in the Board’s oversight of management. We believe that by having a separate Chairman and CEO, we are better able to protect shareholder interests by providing independent oversight of management.
The duties of the non-executive Chairman of the Board include:

•	presiding over all meetings of the Board;

•	overseeing the preparation of the agenda for Board meetings with the Secretary and in consultation with the CEO and other members of the Board;

•	assigning tasks to the appropriate committees of the Board;

•	ensuring that information flows openly between senior management and the Board; and

•	presiding over all meetings of shareholders.
The Chair of the Board, Austin A. Adams, also is designated by the Board as the “lead independent director.” We believe that the Board, the Board committees as presently constituted and the leadership structure of the Board enables the Board to fulfill its role in overseeing and monitoring the management and operations of the Company and protecting the interests of the Company and its shareholders.
Director Independence
The Board determines annually that a majority of directors serving on the Board are independent as defined in the NASDAQ listing standards. In addition, the Board considers all direct and indirect transactions described in and “Compensation and Nominating Committee Interlocks and Insider Participation” and “Certain Relationships and Related Transactions” in determining whether the director is independent. The Compensation and Nominating Committee has the delegated responsibility to evaluate each director’s qualifications for independence for the Board and for the committees of the Board. Following review of the objective measures, the Compensation and Nominating Committee and Board also consider on a subjective basis each director’s personal and/or business relationships, regardless of dollar amount.
On March 27, 2014, the Board determined the following eight directors are independent under the NASDAQ listing rules: Mr. Adams, Mr. Bresnan, Mr. Kauffman, Mr. Licari, Mr. Martin, Mr. McCaskill, Mr. McKenney, and Mr. Wilson. If elected to serve, the Board has determined that Mr. Redett also would be considered independent under the NASD listing rules. As discussed below, the Board determined that all members of the Compensation and Nominating Committee are independent under applicable NASDAQ rules and that all members of the Audit Committee are independent under applicable SEC and NASDAQ rules.
Board Role in Oversight of Risk
Executive management is ultimately accountable to the Board and Company shareholders for risk management. The Board oversees management’s risk controlled strategies, as well as planning and responding to risks arising from changing business conditions or the initiation of new activities or products. The Board also is responsible for overseeing compliance with laws and regulations, responding to recommendations from auditors and supervisory authorities and overseeing management’s compliance with internal policies and controls addressing the operations and risks of significant activities.
The Company’s business plan has prioritized management’s goals in the following order: 1st - sound risk management; 2nd -profitability; and 3rd -growth. The Board and management believe that these three goals support each other so long as the profitability and earnings growth expectations are consistent with a risk-controlled business strategy, which allows the Company to attain maximum benefits over the longer term.
Executive management seeks to implement fully integrated and effective risk management throughout the organization. Executive management has adopted an enterprise risk management (“ERM”) program that is overseen by the Board, designed to identify, objectively measure and manage and control our major risk exposures, which include capital, management, earnings, credit, interest rate, liquidity, market (or price), operational, reputational, legal/compliance and strategic risk. A fundamental part of our ERM program is to understand what level of risk is appropriate for the Company and the Bank, then to identify and understand the risks the Company faces in both its current and future activities and monitor the steps management is taking to manage and reduce those risks to the levels the Board and management consider appropriate. By adopting this comprehensive and standardized view of the nature and level of risks to which we are exposed and the interaction of the various risk components identified in our ERM program, we are better able to assess and manage our risks and react to uncertainties. Our ERM program is administered by our General Counsel. In that role, she regularly meets with management, including the Chief Executive Officer, to discuss the Company’s various primary areas of risk identified as part of the ERM program, and how those risks are being measured and controlled. Executive management makes a quarterly ERM presentation to the full Board and regularly reports on corporate governance, compliance and risk-related matters at other Board meetings, as well as Audit Committee and Risk Management Committee meetings. Internal controls continue to be enhanced throughout the organization to manage risk. The material risks facing the Company are reviewed and overseen by one of the four standing committees of the Board.
In addition, the Company maintains a “three lines of defense” risk management and control model, under which risk management is the responsibility of every employee. Under this model, the following three areas within the Company have the following clearly defined and specific roles in identifying, addressing and managing risk:

•	Operating management, through undertaking periodic assessments and implementing and maintaining effective internal controls processes and procedures on a daily basis.

•
The Risk and Compliance Function to review the first line of defense controls to make sure they are designed appropriately and operating as intended, conduct risk assessments and monitor changes in the operating environment.

•	The Internal Audit and Loan Review Functions to provide an independent review of controls and risk management procedures and report the results to management and the Board.
This “three lines of defense” model is the means the Company uses to demonstrate and structure roles, responsibilities and accountabilities for decision making, risk and control to achieve effective governance and risk management. The Company also maintains a management committee structure in which individual committees comprised of Company management personnel are assigned primary responsibility for monitoring and managing a particular type of risk associated with the Company’s operations. The Company’s General Counsel has the responsibility to ensure that the Company maintains an effective operational risk management process that adequately measures, monitors and controls risk, and directs the development and implementation of a sound risk governance and loss prevention program to provide maximum protection to the Company’s assets. The General Counsel provides monthly reports to the Audit Committee on the overall operational risk of the company, as well as legal, compliance, regulatory and reputational risks. The Chief Financial Officer provides monthly reports to the Risk Management Committee on liquidity risk and market risk and also is responsible for financial reporting controls. Credit risk management maintains a dual signature system in which risk management officers must approve loans in partnership with commercial bankers. In addition, the Company operates an internal loan review function, responsible for managing credit risk by overseeing loan processes and loan portfolio. The Chief Loan Review Officer reports directly to the Risk Management Committee of the Board and provides monthly reports to it. The Company’s Internal Audit function conducts regular audits of various areas of the bank. The Chief Internal Auditor reports directly to the Audit Committee of the Board and provides monthly reports to it.
The Board, as a whole, and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes implemented by management are working as designed. While the full Board is charged with ultimate oversight responsibility of risk management, as described below, various committees of the Board, to ensure objectivity, have specific responsibilities with respect to the Company’s risk oversight. Executive or senior management has direct involvement in risk management via reporting and regular communications to committees of the Board. Minutes and reports of all committee meetings are reviewed by the full Board. Policies for all major risk areas are reviewed by Board committees and approved by the full Board on at least an annual basis.

The Company encourages open communication between management and the Board. Certain members of senior management attend Board meetings and they and other management members are available at all times to address any questions or concerns raised by the Board related to risk measurement and risk management.
Audit Committee. The Audit Committee oversees the integrity of the Company’s financial reporting processes and the audits of its financial statements, oversees the internal audit function as well as all reviews and oversight of the Company’s internal controls, and oversees the Company’s actions relating to operational risk management, and compliance with applicable legal and regulatory requirements and accounting standards. The Audit Committee also is responsible for the engagement, retention and replacement of the independent registered public accounting firm and approval of nonaudit services provided by the Company’s independent registered public accounting firm. Additionally, the Committee reviews the audited consolidated financial statements to be included in the Company’s Annual Report on Form 10-K. Dixon Hughes Goodman LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee. It operates under a formal charter, which governs its conduct and responsibilities. A copy of the charter is available through the Investor Relations link on the Company’s website at www.community1.com. Members of the Committee are Jerry R. Licari (Chair), T. Gray McCaskill, H. Ray McKenney, Jr., and Boyd C. Wilson, Jr.
The Audit Committee met 16 times during the 2013 fiscal year. Each of the members of the Committee is independent as defined by NASDAQ listing standards and the Board has determined that Mr. Licari is the Audit Committee’s financial expert. The Board has determined that Mr. Licari meets the qualifications of an audit committee financial expert under SEC regulations adopted under the Sarbanes-Oxley Act of 2002.
The Audit Committee Report is on page 32 of this Proxy Statement.
Risk Management Committee. The Risk Management Committee oversees the Company’s actions relating to credit risk, interest rate risk, liquidity risk and market risk, including credit quality, loan portfolio performance, adequacy of the allowance for loan losses and resolution of problem assets. The Risk Management Committee also oversees the Company’s interest rate risk exposure, as well as investment and hedging activities. It reviews material trading positions and assesses compliance with established limits. The Committee also reviews credit, interest rate, liquidity and market risks associated with new business lines, products and services where the risk profile of the Company may change. The Risk Management Committee approves the hiring, compensation and replacement of the Chief Loan Review Officer, receives reports from the Chief Loan Review Officer and evaluates the performance of the loan review function. The Committee annually reviews and approves all policies relating to credit risk, and balance sheet management, including capital, interest rate risk, liquidity risk, and market risk. A copy of the charter is available through the Investor Relations link on the Company’s website at www.community1.com. Members of the Committee are J. Chandler Martin (Chair), Jerry R. Licari, T. Gray McCaskill, and Boyd C. Wilson, Jr. The Risk Management Committee met 12 times during the 2013 fiscal year.
Compensation and Nominating Committee. The Compensation and Nominating Committee has oversight over all of the Company’s compensation and benefits programs and evaluates whether the compensation provided by the Company to management is fair based on the level of responsibility and accountability of each person and does not provide excessive benefits or encourage excessive risk taking. The Committee also has oversight of the administration of the Company’s employee compensation and benefit plans and programs, and the evaluation and review of the Company’s management resources, the evaluation of the performance of the Chief Executive Officer, including determining and recommending for full Board approval the Chief Executive Officer’s compensation, and administration of the Company’s equity-based incentive plans, including recommending to the full Board approval of awards under such plans. The Compensation and Nominating Committee also recommends to the full Board compensation packages for other senior management and directors. The Compensation and Nominating Committee’s policy is to review such executive officer compensation no less frequently than annually. The Committee also recommends nominees for election as director and oversees the adequacy of the Company’s management succession plans for directors, the Chief Executive Officer and other critical management positions. The Compensation and Nominating Committee also is responsible for overseeing the overall corporate governance of the Company and in that role, it reviews and makes recommendations to the Board regarding the Boards’ composition and structure, establishing criteria for directors, evaluating the corporate policies relating to the recruitment and development of directors and assisting the Board in establishing and maintaining effective corporate governance policies and practices. The Compensation and Nominating Committee operates under a formal charter, a copy of which is available through the Investor Relations link on the Company’s website at www.community1.com.
Because the Company is subject to the standards established by the Treasury for those participating in TARP, the Compensation and Nominating Committee has additional responsibilities under federal law, including the following:

•
discussing, evaluating and reviewing with the Company’s senior risk officer, at least every six months, the compensation plans for the Company’s Named Executive Officers to ensure that such compensation arrangements do not encourage the Named Executive Officers to take unnecessary risks that threaten the value of the Company;

•
discussing, evaluating and reviewing with the Company’s senior risk officer, at least every six months, all of the Company’s employee compensation plans in light of the risks posed to Company by such plans and how to limit such risks;

•
discussing, evaluating and reviewing, at least every six months, all of the Company’s employee compensation plans to ensure that the plans do not encourage the manipulation of the Company’s reported earnings to enhance the compensation of any employee; and

•
annually certifying its completion of its reviews of the Company’s compensation plans and providing disclosure regarding (i) how the Named Executive Officer compensation plans do not encourage unnecessary and excessive risks, (ii) the risks posed by the Company’s employee compensation plans and how such risks were limited, and (iii) how the Company has ensured that its employee plans do not encourage the manipulation of earnings to enhance the compensation of any employees.

To assist it in fulfilling its responsibilities, during 2013, the Compensation and Nominating Committee retained Pearl Meyer & Partners or PM&P, a compensation consulting firm for the financial services industry, to advise it on various matters relating to executive compensation, and general compensation policies. PM&P reports to the Chair of the Committee.
When evaluating potential nominees to the Board, the Compensation and Nominating Committee considers various factors including their independence, financial expertise and business experience, education, character, judgment and vision. In accordance with the Company’s corporate governance guidelines, the Compensation and Nominating Committee makes its evaluations in light of the current mix of director skills and attributes, the needs of the Board with respect to those skills and attributes, and an individual candidate’s reputation, age, civic and community relationships, knowledge and experience in matters affecting financial institutions, and the extent to which he or she would bring greater diversity to the Board. The Compensation and Nominating Committee also discusses the qualifications and contributions of each incumbent director.
The Compensation and Nominating Committee will consider qualified candidates recommended by shareholders. Shareholders can submit the names of qualified candidates, together with a written description of the candidate’s qualifications and appropriate biographical information, to the Compensation and Nominating Committee at CommunityOne Bancorp, 1017 East Morehead Street, Suite 200, Charlotte, North Carolina 28204. Submissions will be forwarded to the Chair of the Compensation and Nominating Committee for review and consideration. Any shareholder desiring to recommend a director candidate for consideration at the Company’s 2015 annual meeting of shareholders must ensure that the submission is received by the Company no later than January 15, 2015, to provide adequate time for the Committee to consider the candidate. Because of the nature of the company’s shareholder base, the Compensation and Nominating Committee does not have any formal policies regarding the consideration of candidates recommended by shareholders other than any such candidate will be considered at the same time and under the same criteria used to evaluate all other candidates.
Members of the Committee are H. Ray McKenney, Jr. (Chair), Austin A. Adams, John J. Bresnan and Scott B. Kauffman, each of whom is independent as defined by NASDAQ listing standards. The Compensation and Nominating Committee met 12 times during the 2013 fiscal year.
The process, policies and specific recommendations of the Compensation and Nominating Committee with respect to compensation of our Named Executive Officers for 2013 are described in greater detail in the Compensation Discussion and Analysis, or CD&A.
The Compensation and Nominating Committee Report is on page 31 of this Proxy Statement.

Contacting the Board
Any shareholder who desires to contact the Board or a specific director may do so by writing to CommunityOne Bancorp, 1017 East Morehead Street, Suite 200, Charlotte, North Carolina 28204 Attn: Secretary. Any such communication should state the number of shares beneficially owned by the shareholder. The Company’s Secretary will review all communications received and relay them to the appropriate director or directors on a periodic basis unless the Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made in accordance with the Company’s policies and procedures, applicable laws and regulations relating to the disclosure of information.

Codes of Business Ethics
The Company has adopted a Code of Business Ethics applicable to all officers, directors and employees of the Company and its subsidiaries. It contains provisions applicable to the Company’s Chief Executive Officer, principal financial and accounting officer, director of finance and such other officers as the Audit Committee of the Board may designate from time to time. The purposes of this Code of Business Ethics are to promote honest and ethical conduct, full and accurate disclosure in a timely and understandable manner in periodic reports filed by the Company and compliance with applicable laws, rules and regulations (including insider trading laws); assess corporate opportunities, and promote confidentiality, fair dealing, protection and proper use of the Company’s assets; and to encourage the reporting of any illegal or unethical behavior. A copy of the Code of Business Ethics is available online through the Investor Relations link on the Company’s website at www.community1.com.
Compensation and Nominating Committee Interlocks and Insider Participation
None of the members of the Compensation and Nominating Committee has ever been an officer or employee of the Company or any of its subsidiaries or performed services for the Company or its subsidiaries other than as a director. None of the executive officers of the Company served during 2013 as a director or member of the compensation committee of any entity of which any executive officer served as a director or member of the Compensation and Nominating Committee of the Company.
Certain Relationships and Related Transactions

Certain of the directors and officers of the Company and CommunityOne Bank and companies with which they are affiliated were customers of and borrowers from CommunityOne Bank in the ordinary course of business in 2013. Similar banking transactions may take place in the future. In October 2013, the Board of CommunityOne Bank approved two loans to Waterworx of Greensboro, NC for a five year term in an aggregate amount of $2.15 million as fixed asset financing for a car wash enterprise. The loans were secured by real estate and equipment, with a 20 year amortization on both the real estate and the equipment. The 20 year amortization on the equipment secured loan was a policy exception and was agreed to due to the strength of the guarantors. Director T. Gray McCaskill directly owns 10.17% of Waterworx as well as 33.3% of Moore Mac Properties LLC, which owns 22% of Waterworx. Mr. McCaskill and Moore Mac Properties LLC are two of the 12 guarantors on the loan and each guarantor is liable for 135% of their pro-rata ownership share in Waterworx or 13.73% and 29.7%, respectively. As of March 31, 2014, the amount outstanding on the Waterworx loans was $2.13 million. The borrower was not required to and did not pay any interest or principal during 2013. Other than the policy exception noted, the Bank believes that the loans were made in the ordinary course of business and are on substantially the same terms, including interest rate and collateral, as those prevailing at the time of offer in comparable loans with persons not related to CommunityOne Bank and did not involve more than normal risk of collectability or certain other unfavorable features. In addition, in the opinion of management, all other outstanding loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms including interest rates and collateral, as those prevailing at the time in comparable loans with persons not related to the Company and did not involve more than normal risk of collectability or certain other unfavorable features.

The Company recognizes that related party transactions can present actual or potential conflicts of interest and may create the appearance that decisions are based on considerations other than the best interests of the Company. Therefore, the Board has adopted an enhanced, written insider policy, which it applies not only to extensions of credit to executive officers, directors and principal shareholders, but also is guided by that policy with respect to any transaction involving an insider. Under the policy, any actual or potential conflict of interest regarding insiders must be promptly disclosed to the Board for consideration, whether the conflict is intended or unintended. The Board retains final authority to approve or ratify any transaction with an insider. That involved insider is required to abstain from the Board’s approval process with respect to any transaction in which the insider may obtain any direct or indirect benefit.
Director Compensation
During 2013, each non-employee director received an annual retainer fee of $50,000, paid in quarterly installments, plus an annual retainer of $25,000 for each committee Chair, also paid in quarterly installments. Ninety percent of the retainer is paid in cash and 10% of the retainer is paid in Company common stock, representing the approximate value of the director’s service to the Bank and Company, respectively. In addition, pursuant to the management incentive plan approved pursuant to the 2012 Incentive Plan, on December 19, 2013, each non-employee director received a grant of 1,224 shares of restricted stock, some of which were time vesting only, with 1/3 of the stock vesting on the first anniversary of the date of grant, the second 1/3 vesting on the second anniversary of the date of grant, and the final 1/3 vesting on the third anniversary of the date of grant, and a portion of which also require Company common stock to reach a certain stock price target.

Employee members of the Board receive no additional compensation for participation on the Board. The Compensation and Nominating Committee annually reviews director compensation in order to make sure that such compensation is designed to attract, motivate, and retain high performing members critical to our success.
The following table provides information concerning compensation paid by the Company to its non-employee directors during 2013.

DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	Stock awards ($)(3)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Austin A. Adams	74,991	13,116	-	-	-	88,107
John J. Bresnan	49,981	13,116	-	-	-	63,097
Scott B. Kauffman (1)	49,981	13,116	-	-	-	63,097
Jerry R. Licari	74,991	13,116	-	-	-	88,107
J. Chandler Martin	74,991	13,116	-	-	-	88,107
T. Gray McCaskill	12,490	13,116	-	-	-	25,606
H. Ray McKenney	74,991	13,116	-	-	-	88,107
Louis A. “Jerry” Schmitt (2)	74,991	24,994	-	-	-	99,985
Boyd C. Wilson, Jr.	49,981	13,116	-	-	-	63,097

(1)	Mr. Kauffman’s earned director compensation was assigned to Oak Hill Capital Management, LLC.

(2)	Mr. Schmitt retired from the Board, effective December 31, 2013.

(3)
Stock awards disclosed in this column were granted on December 19, 2013, a portion of which vest over time, with 1/3 of the stock vesting on each anniversary of the date of grant and a portion of which also require Company common stock to reach a stock price targets of $22.00, $24.00, $28.00 and $32.00 per share over a twenty day trading period.

COMMUNITYONE BANCORP EXECUTIVE OFFICERS
The following table sets forth the executive officers of the Company as of December 31, 2013:

Name	Age	Position in Company and Principal Occupation for last 5 years	Officer of Company Since
Brian E. Simpson	51
Chief Executive Officer, Company and CommunityOne Bank since October 2011; CEO, Bank of Granite Corp. and Bank of Granite, October 2011 - June 2013; Independent Consultant, Company and CommunityOne Bank, October 2010 - October 2011; President, Casa Fiora, 2002 - 2010.
			October 21, 2011
Robert L. Reid	58
President, Company and CommunityOne Bank since October 2011; President, Bank of Granite Corp. and Bank of Granite, October 2011- June 2013; Independent Consultant, Company and CommunityOne Bank, October 2010 - October 2011; Executive Vice President/Managing Director, Real Estate Division, Wachovia Corp., 2009; President, Retirement and Investment Products Group, Wachovia Corp., 2003 - 2008.
			October 21, 2011
David L. Nielsen	49
Executive Vice President and Chief Financial Officer, Company and CommunityOne Bank since October 2011; Executive Vice President and Chief Financial Officer, Bank of Granite Corporation and Bank of Granite, October 2011 - June 2013; Independent Consultant, Company and CommunityOne Bank, October 2010 - October 2011; Executive Vice President and Group Risk Officer for Wholesale Banking, Wells Fargo Corp., 2008-2010; Managing Director and Chief Operating Officer, Global Markets and Investment Banking, Wachovia Corp., 2006-2008.
			October 21, 2011
Neil A. Machovec	58
Chief Credit Officer, Company and CommunityOne Bank since March 2013; Chief Credit Officer, Bank of Granite Corporation and Bank of Granite, March 2013 - June 2013; Commercial Risk Executive, CommunityOne Bank, November 2011-March 2013; Senior Vice President and Credit Manager, Bank of America, 2007-November 2011.
			November 2011
Gregory P. Murphy	66
Executive Vice President and Chief Workout Officer, Company and CommunityOne Bank since October 2013; Executive Vice President and Chief Workout Officer, Bank of Granite Corporation and Bank of Granite, October 2011 - June 2013; Independent Consultant, Bank of Granite, Company and CommunityOne Bank- September 2010 - October 2011; Managing Director, Helix Financial, LLC 2009-2010; Managing Director, CRG Partners, 2007-2008 (both managers of distressed assets).
			October 21, 2011
Angus M. McBryde, III	51
Executive Vice President and Treasurer, Company and CommunityOne Bank since October 2011; Executive Vice President and Treasurer, Bank of Granite Corporation and Bank of Granite, October 2011 - June 2013; Independent Consultant, Company and CommunityOne Bank, October 2010 - October, 2011; Senior Vice President, Treasury, Wachovia Corp., 2007 - 2009.
			October 21, 2011
Beth S. DeSimone	54
Executive Vice President, General Counsel and Secretary, Company and CommunityOne Bank since November 2011; Executive Vice President, General Counsel and Secretary, Bank of Granite Corporation and Bank of Granite, November 2011- June 2013; Counsel, Arnold & Porter, LLP, Washington, D.C. 1986-2011.
			November 16, 2011

Our executive officers are elected by the Board on an annual basis and serve until their successors have been duly elected and qualified.

COMPENSATION DISCUSSION AND ANALYSIS
The Company’s policy is to provide total compensation that will attract and retain qualified management whose goals are aligned with the Company’s goal hierarchy and long-term objectives, as well as with the interests of the shareholders. This Compensation Discussion and Analysis describes the Company’s compensation philosophy, objectives and decision making process related to the compensation provided to Brian E. Simpson, our Chief Executive Officer, and the other Named Executive Officers, namely, Robert L. Reid, David L. Nielsen, Beth S. DeSimone and Gregory P. Murphy.
Compensation Philosophy:
The Company’s current compensation philosophy, as articulated in the Staffing and Compensation Policy of the Company, approved annually by the Board is that compensation programs, including the executive compensation program, should be structured to align with the Company’s goal hierarchy, which is as follows:

•	1st Risk Management

•	2nd Profitability

•	3rd Growth

We believe that compensation programs must be based on performance, with metrics and measurement periods tailored to the specific job, and not encourage excessive risk-taking. Performance is defined to include not just financial performance but also performance under certain non-economic criteria, such as customer service, compliance and appropriate risk management. Our compensation programs emphasize ‘total compensation’ and incorporate a mix of compensation components, which we believe must be competitive to attract and retain qualified and productive employees. Compensation program also must include the use of market-based structures and target amounts and amounts for individuals in similar jobs should be appropriately differentiated to reflect individual contributions.
Our compensation program is intended to comply with applicable legal requirements and guidance and best practices, including requirements imposed by federal law and regulation in connection with the TARP.
To meet all of the objectives of our compensation philosophy, our compensation program incorporates a mix of compensation components, namely:

•	Base salaries;

•	Short-term (cash) Performance Incentives;

•	Management Incentive Plan;

•	Equity Awards for Senior Leaders;

•	Certain other benefits; and

•	Employment Agreements.

While base salaries and short term cash incentive bonuses are important to provide competitive and fair compensation to employees, the Board believes that equity incentives given through the management incentive plan and the senior leader equity awards issued pursuant to the 2012 Amended and Restated 2012 Incentive Plan focus attention on the Company’s long term objectives and align the interests of management with those of the shareholders through multi-year awards of time and performance based restricted stock and stock options.
Role of the Board in the Compensation Approval Process
The Board adopts the Staffing and Compensation Policy on an annual basis. This Policy addresses the Board’s compensation philosophy and policy, as summarized above, including the payment, granting or provision of salaries, bonuses, incentive awards, benefits and/or fees to all employees. Oversight of executive compensation and employee benefits is the responsibility of the four member Compensation and Nominating Committee of the Board. The Committee engages in ongoing dialogue with management and the Board on executive compensation practices and policies and on the type and amount of incentives that are appropriate to achieve the Company’s goals and aligning interests of executives with those of the shareholders.
The Board and the Compensation and Nominating Committee pay attention to communications received from shareholders on our executive compensation, including the non-binding “say on pay” vote. At the 2013 Annual Meeting of Shareholders, our shareholders approved, by 94.1% of the votes cast, the non-binding advisory resolution on the 2012 compensation of the Named Executive Officers. The overall framework and amounts of compensation to the Named Executive Officers did not change for 2013.
Components of Compensation

The Company’s compensation program consists of base salary, potentially a bonus, restricted stock and stock option awards issued pursuant to the Amended and Restated 2012 Incentive Plan and certain other benefits.

Base Salary

The purpose of base salary is to provide competitive and fair base compensation that takes into consideration the scope and impact of the position within the Company, the experience of the officer, and their performance. The Compensation and Nominating Committee reviews and recommends to the Board the base salary for the Chief Executive Officer. The Committee also assists the Chief Executive Officer in setting compensation for the President, Chief Financial Officer, and the Bank’s General Counsel. Base salaries are reviewed annually in consideration of job responsibilities, competitive market practice and executive expertise, performance and contributions in the role.

The base salary during 2013 for the Named Executive Officers were as follows: Brian E. Simpson: $500,000; Robert L. Reid: $475,000; David L. Nielsen, Chief Financial Officer, $475,000; Beth S. DeSimone $400,000, and Gregory P. Murphy, $350,000. The salaries of all of the Named Executive Officers are unchanged from 2012, except for Mr. Murphy, whose base salary was increased from $250,000 to $350,000, commensurate with his duties with the Company.
Short Term Incentives
Short term bonus incentive payments are designed to reward employees for achieving critical annual operating goals, both financial and non-financial, and for performing strategic activities that contribute to the long term total return to shareholders, consistent with the Company’s goal hierarchy. As the Company is still subject to the compensation rules of TARP, no bonus was paid to Messrs. Simpson, Reid, and Nielsen and Ms. DeSimone. Mr. Murphy received a $100,000 bonus in 2013 for his performance during 2012 when he was not a Named Executive Officer.
Long Term (Equity) Incentives
The Company maintains two equity plans under the Amended and Restated 2012 Incentive Plan: a management incentive plan for the six top executive officers, including the Named Executive Offices, and the outside non-executive directors, and a senior equity award plan for other senior officers in the Company. The management incentive plan provides for a combination of stock options and restricted stock awards, including long-term restricted stock awards subject to the vesting requirements and transferability restrictions as required by TARP. Specifically, over the course of 2013-2014, the plan provides for the granting of up to a total of 433,516 shares of restricted stock and 867,030 options to purchase Common Stock to Messrs. Simpson, Reid, Nielsen, Murphy and Angus M. McBryde, III, to Ms. DeSimone and to the Company’s outside non-executive directors. Fifty percent of the Awards of both restricted stock and options are time vested and fifty percent are performance vested over seven years. Performance based restricted stock and stock options are tied to target stock prices of $22.00, $24.00, $30.00 and $36.00 per share of Common Stock, with 25% of the performance Awards vesting at each price point. The options have a strike price of $16.00 per share, which is the price at which the investors that participated in the recapitalization of the Company purchased their shares, and have a 10 year exercise period from the date of grant. A portion of the options would be subject to forfeiture under the TARP rules. In addition, any restricted stock granted during the period in which the Company continues to be subject to the TARP rules are limited to one third of the executive’s total compensation for that year and no vesting of such shares will occur until the second anniversary of the date of the grant, at which time two thirds of the stock will vest. The remaining one third of the restricted stock would vest on the third anniversary of the date of grant. The Awards are subject to clawback if the objective performance measures that will be used to determine the Awards are later restated or otherwise determined to be illusory by the Board, or if such clawback is otherwise required by applicable law.
On December 19, 2013, the Board granted a total of 110,387 shares of long term restricted stock to the top six officers of the Company, including the Named Executive Officers, pursuant to the management incentive plan. 72,402 of the awards were time vested only, under which 2/3rds of the restricted stock vests on the second anniversary of the date of grant and the final 1/3 of the stock vests on the third anniversary of the date of grant, and 37,985 of the awards require the Company common stock to reach stock price targets over a twenty day period of $22.00, $24.00, $30.00 and $36.00 per share of Common Stock, with 25% of the performance Awards vesting at each price point (except that no shares may vest in the two years following the grant date). Each restricted stock award, which was valued at the closing of Company common stock on the grant date, was limited to one third of the officer’s compensation for 2013, as required by TARP.

The senior leader equity award plan is intended for officers other than the top six Executive Officers and is designed to assist the Company in rewarding officers for their performance consistent with the objectives of our Staffing and Compensation Policy, including its goal hierarchy of first risk management, second, profitability and third, growth, and aligning the interests of management with that of shareholders.
To assist the Compensation and Nominating Committee in developing the management incentive plan and the senior leader equity plans and the specific awards under each plan, the Committee hired Pearl Meyer and Partners or PM&P, an independent consulting firm. PM&P has assisted the Committee in determining the appropriate levels of equity grants, based on peer group data collected by PM&P, which includes market comparables of other financial institutions that have been involved in a recapitalization. An overall compensation review also was undertaken by the Committee with the assistance of PM&P, in part using proxy and survey data for the Named Executive Officers and other senior executives, to make sure that overall compensation aligned with the Company’s peers, its compensation philosophy and goal hierarchy as described in the Staffing and Compensation Policy, and the economic interests of shareholders.
Certain Other Benefits
401(k) Savings Plan: The Company sponsors a qualified 401(k) plan to provide a tax-advantaged savings vehicle for employees, including the Named Executive Officers. The Company believes that the 401(k) plan, and its contributions to the plan, increases the range of benefits offered to executives and enhances its ability to attract and retain employees. All regular employees are eligible to participate in the plan.  A portion of the employee contributions are matched by the Company based on the plan formula, which is $0.50 for each dollar on the first 6% of eligible pay deferred by the employee under the plan.  An additional discretionary employer contribution may be made each year. Based on the Company’s performance, no discretionary contribution was made for 2013.  The Company established its limit on its matching contributions by reference to market and peer practices. All employer contributions to the 401(k) plan, both matching amounts and discretionary amounts, are made in cash. The 401(k) plan is the Company’s primary retirement benefit plan. The Named Executive Officers participate in this plan, subject to the same rules as all other employees.

Other Core Benefits: The Company strives to provide its employees a set of core benefits, including medical, dental, disability and life insurance coverage that are competitive with those offered by comparable banks and employers. The Company also believes that providing benefits that are usual and customary within its peer group assists the Company in attracting and retaining key executive talent. The Named Executive Officers, with the exception of Mr. Simpson and Mr. Reid, participate in these benefits on the same terms as other eligible employees of the Company. Mr. Simpson and Mr. Reid are not eligible to participate in the bank’s health, dental or life insurance programs.
Perquisites: Perquisites represent a very small part of the Company’s overall compensation package, and primarily consist of the exclusive use of an automobile, or an automobile allowance. Automobiles were provided to Mr. Simpson and Mr. Reid in 2013, with the Company paying all operating and service expenses, including automobile insurance, related to the vehicle. Executives are responsible for reporting the amount of personal use of company cars to the Company, so that the taxable income from such use can be reported in the executives’ compensation. Mr. Nielsen receives an annual car allowance of $7,200 that is fully taxable compensation. The Compensation and Nominating Committee reviews annually the perquisites and other personal benefits provided to senior management.
Employment Agreements
The Company and CommunityOne Bank have entered into employment agreements with each of the Named Executive Officers. The employment agreements provide for a three (3) year term at the annual base salaries listed above, and have substantially similar terms except for the base salaries and potential bonus opportunities. In addition, subject to the applicable TARP compensation restrictions, the FDIC’s golden parachute rules (12 U.S.C. § 1828(k) and 12 C.F.R. Part 359) and other applicable restrictions (together the “Compensation Rules”), each Named Executive Officer is eligible to (a) receive annual bonuses at a target level of base salary (subject to the achievement of performance conditions to be established by the Compensation and Nominating Committee), and (b) participate in the Company’s long term cash and equity award and equity-based programs. While subject to the Compensation Rules of TARP (as described below), the Named Executive Officer’s incentive compensation opportunities will be adjusted as necessary to comply with such rules. The employment agreements also provide for benefits upon certain termination of employment and change in control events. See “Payments Upon Termination or Change in Control” below for more information.
The employment agreements provide that each Named Executive Officer is eligible to participate in medical, dental and life insurance plans and other customary benefit plans (except that neither Mr. Simpson nor Mr. Reid are eligible to receive medical, dental or life insurance benefits coverage from the Company).

Target Pay versus Realized Pay Analysis
In reviewing its compensation program, the Company has looked at total direct compensation of our Named Executive Officers, and evaluated that total compensation against the compensation that is ultimately realized by our executives. We undertake this evaluation because the total direct compensation, as reflected in the Summary Compensation Table, includes the estimated value of long-term incentive awards at the time of grant, which often differs significantly from the values ultimately received by our executives when such awards vest. The chart below highlights, for our Chief Executive Officer and our other Named Executive Officers, as a group, the differences between the target total direct compensation approved by the Compensation and Nominating Committee under the employment agreements of the Named Executive Officer, the 2013 compensation reported in the Summary Compensation Table, and the “realized” pay of each executive as of December 31, 2013.

Target Total Direct Compensation	Realized Compensation
Includes base salary and the total grant date value of long-term incentives granted for the fiscal year and assumes an annual bonus opportunity (which was not available to the Named Executive Officers due to TARP restrictions).

Approximates the executives’ “take-home pay,” which includes base salary only. No annual bonus opportunity due to TARP restrictions and no vesting of long-term incentives granted in previous fiscal years.

Summary Compensation Table Compensation
Includes base salary and the total grant date value of long-term incentives granted for the fiscal year. No bonus opportunity is shown due to TARP restrictions.

One-Year Absolute Perspective
Because of the Compensation Rules imposed on TARP recipients, such as the Company, and the vesting schedule of the long-term restrictive stock granted in previous fiscal years, the realized compensation of our Chief Executive Officer and the other Named Executive Officers as of December 31, 2013 was lower than the values reported in the Summary Compensation Table. The CEO’s realized compensation was higher than the average of our other Named Executive Officers (15%) due to his salary being proportionately higher, based on his experience, scope of responsibility, and impact of his position on the Company. The Company believes that long-term, equity based compensation focuses attention on the Company’s long term growth objectives, and thus evaluating our executive compensation program using a realized compensation model such as summarized above will allow us to consider actual and potential values realized from awards granted in prior years as relevant factors in assessing the effectiveness of the Company’s compensation program in aligning the interest of management with those of the shareholders going forward.

Use of Peer Groups
The Compensation and Nominating Committee reviewed two peer groups in reviewing and recommending compensation decisions for the executive officers. The first peer group consists of banks with significant private equity ownership, and asset sizes ranging from $1.1 billion to $9.1 billion, with a median of $3.6 billion. The Company was at the 42nd percentile in asset size in this group of banks. Recognizing the broad asset range, the emphasis of the analysis was on compensation practices, especially equity allocations and awards. Banks included in this group were: Sterling Financial Corporation, United Community Banks, Inc., Capital Bank Financial Corporation, National Bank Holdings Corporation, Pacific Capital Bancorp, Central Pacific Financial Corp., Bond Street Holdings, Inc., Hampton Roads Bankshares, Inc., Guaranty Bancorp, Cascade Bancorp, Palmetto Bancshares, Inc., and Park Sterling Corporation.
The second peer group was a regional bank peer group. This group of banks were based on asset sizes of $3.6 billion to $8.5 billion, and headquartered primarily in the South, Southeast and the Midwest. The median asset size of this group was $4.9 billion. The larger asset size was utilized to recognize the Company’s business strategy to be an acquirer of other institutions. Banks included in this peer group were: National Penn Bancshares, Inc., United Bankshares, Inc., Texas Capital Bancshares, Inc., United Community Bank, Inc., Park National Corporation, First Financial Bancorp., First Commonwealth Financial Corporation, BancFirst Corporation, WesBanco, Inc., Pinnacle Financial Partners, Inc., Renasant Corporation, S&T Bancorp, Inc., TowneBank, Union First Market Bankshares Corporation, First Financial Holdings, Inc., First Financial Bankshares, Inc., Bank of the Ozarks, Inc., Sandy Spring Bancorp, Inc. and Home BancShares, Inc. The Company did not use these peer groups as benchmark to set executive compensation, but rather to provide a general understanding of current compensation practices and trends of similarly situated companies.
Tax Considerations
It is the intent of the Company and the Compensation and Nominating Committee that all incentive payments be deductible unless maintaining such deductibility would undermine the Company’s ability to meet its primary compensation objectives or is otherwise not in its best interests. The Company also takes into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers that might have the effect of frustrating the purpose of the compensation. There are various provisions of the Internal Revenue Code considered when making compensation decisions.
Section 162(m)
Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and the next four most highly compensated executive officers. Under Section 162(m), compensation paid to each of these officers in excess of $1 million per year is not deductible unless it qualifies as “performance based compensation.” As described below, the Company was required under TARP regulations to agree to lower the tax deduction limit to $500,000 and that the performance based compensation exception would not apply. The Compensation and Nominating Committee did not consider the deductibility limits in making its compensation decisions for any of the Named Executive Officers for the 2013 fiscal year, as the Board determined not to compensate any Named Executive Officer in excess of the deductibility limits. However, the Committee’s policy is to design and administer compensation programs that meet the objectives set forth above and to reward executives for corporate performance that meets established financial goals and, to the extent reasonably practicable and consistent with its other compensation objectives, to maximize the amount of compensation expense that is tax deductible by the Company.

Executive Compensation Standards of TARP

The Company has adopted the U.S. Treasury’s standards for executive compensation and corporate governance as a result of its participation in the Capital Purchase Program of the Troubled Asset Relief Program or TARP, pursuant to which the Company sold $51.5 million of newly issued shares of Series A Preferred Stock to the U.S. Treasury on February 13, 2009. While as part of the Recapitalization of the Company in October 2011, the Company entered into a TARP Exchange Agreement with the U.S. Treasury, pursuant to which the U.S. Treasury exchanged the preferred stock it held for Company common stock, the TARP Exchange Agreement requires the Company to continue to meet these compensation standards for as long as the U.S. Treasury owns Company common stock. The executive compensation standards apply to the Named Executive Officers as well as certain other employees. Key features of these standards, which have been amended and strengthened over time by changes in federal law, include:

•
A prohibition of the payment or accrual of any “bonus, retention award, or incentive compensation” to the five most highly-compensated employees for as long as any TARP related obligations are outstanding, subject to an exception for “long-term restricted stock” that meets certain requirements imposed under TARP (the “Bonus Prohibition”);

•
Prohibition on any payment to any Senior Executive Officer (“SEOs,” i.e., the Named Executive Officers) or any of the next five most highly-compensated employees upon a change in control or upon termination of employment for any reason for as long as any TARP obligations remain outstanding (collectively, “Golden Parachute Payment Prohibition;” a golden parachute payment is used to describe any payment to an SEO in consequence of a departure from Company for any reason, except for payments for services performed or benefits accrued).

•
Recovery or “clawback” of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria that is paid to the next 20 most highly-compensated employees in addition to the SEOs;

•
A requirement that the Chief Executive Officer and Chief Financial Officer provide a written certification in the Company’s annual filings with the SEC of compliance with the executive compensation restrictions under TARP;

•	Implementation of a company-wide policy regarding excessive or luxury expenditures;

•	Limits on tax deduction for compensation paid to the Chief Executive Officer, Chief Financial Officer or any of the three most highly-compensated executive officers of $500,000 annually;

•	Prohibition on payment of tax gross-ups to any SEO or any of the next 20 most highly-compensated employees in addition to the SEOs; and

•	Inclusion in a participant’s proxy statements for annual shareholder meetings of a non-binding “say on pay” proposal to allow a shareholder vote to approve executive compensation.

In addition, at least every six months, the Compensation and Nominating Committee must discuss, evaluate, and review with the TARP recipient’s Chief Risk Officer the compensation arrangements to ensure that: (i) the SEO compensation plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the TARP recipient, (ii) the employee compensation plans do not pose unnecessary risks to the TARP recipient, and (iii) the employee compensation plans do not encourage the manipulation of reported earnings of the TARP recipient to enhance the compensation of any of the TARP recipient’s employees. The Compensation and Nominating Committee must provide certifications to this effect within its Compensation Benefits Committee Report. The Company has been in compliance with these requirements.
Letter Agreements with SEOs and other Highly-Compensated Employees
At the time the Company received its TARP assistance, the SEOs agreed in writing to restrictions on their compensation, which, among other things: (1) prohibit the Company from paying any “excess parachute payments” within the meaning of Section 280G(b) of the Code during any TARP covered period; (2) subjects any bonus and incentive compensation paid during a TARP covered period to recovery or clawback if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (as noted above); and (3) noted that each compensation, bonus, incentive, change-in-control and other benefit plan is amended to the extent necessary to give effect to provisions (1) and (2).
Each of the Named Executive Officers as of the Recapitalization on October 21, 2011 signed a Waiver of Rights in consideration of the benefits received as an employee of a TARP recipient; and signed a letter acknowledging compliance with TARP requirements and agreed to consent to all modifications or amendments to any of the Company’s benefit plans, arrangements and agreements, including employment, change-of-control and severance agreements, as may be required. Ms. DeSimone signed these documents in March, 2012.

At the beginning of each calendar year, the Chief Human Resources Officer reviews the total compensation received by employees and compiles a list of the SEOs and the 20 next most highly compensated employees. Management reviews the list to ascertain that each employee on the list has signed a TARP waiver and letter. Any employee whose compensation is in the top 25 most highly compensated is required to sign the waiver and letter as a condition of employment.

 Compensation Consulting and Advisory Services Fees

As noted, the Compensation and Nominating Committee engaged PM&P to work on a variety of projects relative to compensation and governance during 2013. These projects included assistance in the design of the management incentive plan, the senior leader equity award plan and the short term incentive plan, the development of peer groups and use of survey data to review overall executive compensation and the equity awards in the management incentive plan, advice concerning compliance with the Compensation Rules of TARP, assistance in the development of an evaluation process for the Board, the Chief Executive

Officer and senior management, and the performance of benchmarking services for certain employee positions, and a revision to the Company’s salary range structure. No non-compensation related services were provided to the Company by PM&P.

The Compensation and Nominating Committee reviewed PM&P’s independence pursuant to the standards set forth in the Dodd Frank Act, SEC guidance and NASDAQ requirements and concluded that the work of PM&P during 2013 did not create any conflicts of interests. PM&P has had regular discussions with the Compensation and Nominating Committee during 2013, and the Compensation and Nominating Committee approved all services provided by PM&P to the Company during 2013 under the purview of the Committee. Fees paid to PM&P for 2013 totaled $43,338.
Summary Compensation Table

The following table shows the compensation of the Named Executive Officers.

SUMMARY COMPENSATION TABLE
Name and principal position	Year(1)	Salary ($)	Bonus ($)	Stock awards ($) (2)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($) (3)	Total ($)
Brian E. Simpson	2013	500,000	-	250,000	-	-	-	10,542	760,542
Chief Executive Officer	2012	500,000	-	250,000	-	-	-	9,798	759,798
	2011	94,872	-	-	-	-	-	550,000	644,872
Robert L. Reid	2013	475,000	-	202,071	-	-	-	9,707	686,778
President	2012	475,000	-	237,500	-	-	-	9,532	722,032
	2011	90,128	-	-	-	-	-	550,328	640,456
David L. Nielsen	2103	475,000	-	202,071	-	-	-	14,850	691,921
Chief Financial Officer	2012	475,000	-	237,500	-	-	-	14,325	726,825
	2011	90,128	-	-	-	-	-	550,000	640,128
Beth S. DeSimone	2013	400,000	-	140,768	-	-	-	7,650	548,418
General Counsel	2012	400,000	-	200,000	-	-	-	7,500	607,500
	2011	51,795	-	-	-	-	-	-	51,795
Gregory P. Murphy	2013	350,000	100,000	158,902	-	-	-	7,220	616,122
Chief Workout Officer	2012	250,000	-	124,990	-	-	-	7,146	382,136
	2011	47,436	-	-	-	-	-	374,875	422,311

(1)	Messrs. Simpson, Reid, Nielsen and Murphy joined the company on October 21, 2011 in connection with the Recapitalization. Ms. DeSimone joined the company on November 16, 2011.

(2)
On December 28, 2012, a total of 110,059 shares of long term restricted stock were granted by the Board to the top six officers of the Company pursuant to the 2012 Incentive Plan, valued at the closing price of Company common stock on the grant date. Under the terms of the awards, 2/3rds of the restricted stock vests on the later of the lifting of the Consent Orders or the second anniversary of the date of grant and the final 1/3 of the stock vests on the later of the lifting of the Consent Orders or the third anniversary of the date of grant. The Consent Orders were lifted during 2013. On December 19, 2013, a total of 110,387 shares of long term restricted stock were granted by the Board to the top six officers of the Company pursuant to the Amended and Restated 2012 Incentive Plan. Some of the awards were time vested only, under which 2/3rds of the restricted stock vests on the second anniversary of the date of grant and the final 1/3 of the stock vests on the third anniversary of the date of grant. These awards were valued at the closing price of the Company’s common stock on the grant date. The remainder of the awards require the Company common stock to reach stock price targets over a twenty day period of $22.00, $24.00, $30.00 and $36.00 per share of Common Stock, with 25% of the performance awards vesting at each price point (except that no shares may vest in the two years following the grant date).

(3)	All Other Compensation for 2013 for the Named Executive Officers includes the total of the following benefits and perquisites:

ALL OTHER COMPENSATION CHART
Name and principal position	Automobile Allowance ($)	Employer 401(k) ($)	Total ($)
Brian E. Simpson	2,892	7,650	10,542
Chief Executive Officer
Robert L. Reid	2,057	7,650	9,707
President
David L. Nielsen	7,200	7,650	14,850
Chief Financial Officer
Beth S. DeSimone	-	7,650	7,650
General Counsel
Gregory P. Murphy	-	7,220	7,220
Chief Workout Officer

2013 Grants of Plan-based Awards

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities under-lying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
		Threshold ($)	Target ($)	Max ($)	Threshold ($)	Target ($)	Max ($)
Brian E. Simpson	12/19/2013	-	-	-	-	-	-	21,645	-	11.55	250,000
Robert L. Reid	12/19/2013	-	-	-	-	49,022	-	13,251	-	11.55	153,049
David L. Nielsen	12/19/2013	-	-	-	-	49,022	-	13,251	-	11.55	153,049
Beth S. DeSimone	12/19/2013	-	-	-	-	81,978	-	5,090	-	11.55	58,790
Gregory P. Murphy	12/19/2013	-	-	-	-	22,277	-	11,829	-	11.55	136,625

On June 20, 2013, the Company’s shareholders approved the Amended and Restated 2012 Incentive Plan, which provides for the grant of stock options, restricted stock and other stock-based awards, as well as cash-based performance awards. A total of 1,800,000 shares have been authorized for issuance under the Amended and Restated 2012 Incentive Plan, and the maximum number of shares of Company common stock with respect to which an employee may be granted awards under the Amended and Restated 2012 Incentive Plan during any calendar year period is 100,000 shares. On December 19, 2013 a total of 110,387 shares of restricted stock were issued under the Amended and Restated 2012 Incentive Plan to the top six officers of the Company. Some of the awards were time vested only, under which 2/3rds of the restricted stock vests on the second anniversary of the date of grant and the final 1/3 of the stock vests on the third anniversary of the date of grant. These awards were valued at the closing of the Company’s common stock on the grant date. The remainder of the awards require the Company common stock to reach stock price targets over a twenty day period of $22.00, $24.00, $30.00 and $36.00 per share of Common Stock, with 25% of the performance awards vesting at each price point (except that no shares may vest in the two years following the grant date).

Outstanding Equity Awards at Fiscal Year-end

The following table provides information for each of our Named Executive Officers regarding outstanding unvested restricted stock awards held by those officers as of December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Option awards					Stock Awards
	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexer-cisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#) (1)	Market value of shares or units of stock that have not vested ($) (2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (4)
Brian E. Simpson	-	-	-	-	-	44,106	562,352	-	-
Robert L. Reid	-	-	-	-	-	34,589	441,010	7,311	93,215
David L. Nielsen	-	-	-	-	-	34,589	441,010	7,311	93,215
Beth S. DeSimone	-	-	-	-	-	23,059	294,002	12,226	155,882
Gregory P. Murphy	-	-	-	-	-	23,059	294,002	3,322	42,356

(1) On December 28, 2012, the Named Executive Officers each were issued awards of long term restricted stock with a per share price of $11.13 on the date of grant, as follows: Brian E. Simpson, 22,461 shares; Robert L. Reid, 21,338 shares; David L. Nielsen, 21,338 shares; Beth S. DeSimone, 17,969 shares; and Gregory P. Murphy, 11,230 shares. Under the terms of the awards, 2/3rds of the restricted stock vests on the later of the lifting of the Consent Orders or the second anniversary of the date of grant and the final 1/3 of the stock vests on the later of the lifting of the Consent Orders or the third anniversary of the date of grant. The Consent Orders were lifted during 2013. On December 19, 2013, the Named Executive officers each were issued awards of long term restricted stock with a per share price of $11.55 on the date of grant. A portion of these awards were time vesting only as follows: Brian E. Simpson, 21,645 shares; Robert L. Reid, 13,251 shares; David L. Nielsen, 13,251 shares; Beth S. DeSimone, 5,090 shares; and Gregory P. Murphy, 11,829 shares. Under the terms of these awards, 2/3rds of the restricted stock vests on the second anniversary of the date of grant and the final 1/3 of the stock vests on the third anniversary of the date of grant.

(2) The amounts in this column were computed by multiplying the price per share ($12.75) on the last day of the Company’s fiscal year (December 31, 2013) by the number of shares awarded.

(3) On December 19, 2013, the following Named Executive Officers each were issued awards of long term restricted stock with a per share price of $11.55 on the date of grant, as follows: Robert L. Reid, 7,311 shares; David L. Nielsen, 7,311 shares; Beth S. DeSimone, 12,226 shares; and Gregory P. Murphy, 3,322 shares. These awards vest as the Company common stock reaches stock price targets over a twenty day period of $22.00, $24.00, $30.00 and $36.00 per share of Common Stock, with 25% of the awards vesting at each price point (except that no shares may vest in the two years following the grant date).

(4) The amounts in this column were computed by multiplying the fair value per share on December 31, 2013 by the number of shares awarded.

The following table sets forth information on outstanding equity awards under the Company’s equity compensation plans as of December 31, 2013.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders	54,701	$29.06	387,938
Equity Compensation Plans Not Approved by Shareholders (2)	-	-	-
Total	54,701	$29.06	387,938
(1)
The number of securities remaining available for issuance at December 31, 2013 excludes the number of securities to be issued upon exercise of any outstanding options and reflects 387,938 securities issuable under the Company's 2012 Incentive Plan.

(2)	There were no equity compensation plans at December 31, 2013 that had not been approved by shareholders.

Option Exercised and Stock Vested

The Named Executive Officers did not own any stock options and no restricted shares vested in 2013.

Nonqualified Deferred Compensation

The Company does not provide employees with non-qualified deferred compensation opportunities, nor does it offer non-qualified defined contribution plans.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The discussion and tables below reflect the estimated amount of compensation that each of the Named Executive Officers would be entitled to in the event of termination of such executive’s employment. The amounts shown assume a termination date of December 31, 2013. Such amounts are estimates. They do not include compensation and benefits available to all of the Company’s general employees on a non-discriminatory basis. “CIC” refers to a change of control event, as defined by the employment agreement with each officer. All agreements are compliant with Internal Revenue Code Section 409A. At the time of separation from service, if a Named Executive Officer is a specified employee as defined under Section 409A, payments will be delayed for six months as necessary to remain compliant with Section 409A. Federal law prohibits all golden parachute payments (other than for services performed or benefits accrued, and payments in the event of a death or disability), among other circumstances, to the Named Executive Officers and the next five most highly compensated employees of entities, such as the Company, that has received financial assistance under the TARP. The table below shows the amounts payable under these provisions and those payable were the Company not a TARP recipient. Messrs. Simpson, Reid, Nielsen and Murphy and Ms. DeSimone were granted long-term restricted stock on December 28, 2012 and December 19, 2013. None of the restricted stock awards have vested and therefore, under the TARP restrictions, all awards would be forfeited if termination occurred on the hypothetical termination date of December 31, 2013.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Executive	Termination by COB Without Cause or by the Executive For Good Reason	Termination by the Executive For Good Reason & CIC	Death	Disability
Brian E. Simpson Chief Executive Officer
Two times salary plus target bonus	N/A	$2,000,000	$2,000,000	N/A	N/A
Dollar value of vesting awards	-	562,352	562,352	$190,919	$190,919
Total Allowable under TARP	-	-	-	-	-
Robert L. Reid President
Two times salary plus target bonus	N/A	1,900,000	1,900,000	N/A	N/A
Dollar value of vesting awards	-	534,225	534,225	181,382	181,382
Total Allowable under TARP	-	-	-	-	-
David L. Nielsen Executive Vice-President and Chief Financial Officer
Two times salary plus target bonus	N/A	1,900,000	1,900,000	N/A	N/A
Dollar value of vesting awards	-	534,225	534,225	181,382	181,382
Total Allowable under TARP	-	-	-	-	-
Beth S. DeSimone Executive Vice President, Secretary, General Counsel
Two times salary plus target bonus	N/A	1,600,000	1,600,000	N/A	N/A
Dollar value of vesting awards	-	449,884	449,884	152,745	152,745
Total Allowable under TARP	-	-	-	-	-
Gregory P. Murphy Executive Vice President and Chief Workout Officer
Two times salary plus target bonus	N/A	$1,400,000	1,400,000	N/A	N/A
Dollar value of vesting awards	-	336,358	336,358	95,472	95,472
Total Allowable under TARP	-	-	-	-	-

Subject to the Compensation Rules, in the event that a Named Executive Officer’s employment is terminated by the Company without “cause” or by the Named Executive Officer for “good reason,” under the employment agreements among the Company, CommunityOne Bank and the Named Executive Officers in effect as of December 31, 2013, the Named Executive Officer is entitled to severance benefits as follows: (a) a cash payment equal to two times the sum of (i) his base salary and (ii) an annual bonus amount; and (b) accelerated vesting of any equity compensation awards held by the Named Executive Officer. If the Company terminates any of the Named Executive Officers for cause, the Company will have no obligations to the executive after the date of termination.
The employee agreements define “good reason” to mean, unless the executive has consented in writing thereto:

•	A material diminution in the executive’s duties and responsibilities or authority or any material adverse change in the executive’s base compensation;

•
A relocation of the executive’s primary work location more than thirty (30) miles from Asheboro, North Carolina (other than any relocation to Charlotte, North Carolina or a location within thirty (30) miles thereof);

•	A material breach of the Employment Agreement by the Company or CommunityOne Bank; or

•	A “Change in Control.”

A “Change in Control” is deemed to have occurred, if:

•
any person (other than an employee benefit plan of the Company or its affiliates; or either anchor investor in the Recapitalization) is or becomes the beneficial owner of more than 25% of the Company’s voting stock, if at such time, the voting power of the stock owned by that person exceeds the voting power represented by the stock owned by the anchor investors in the Recapitalization;

•
the Company consummates a merger, consolidation, share, exchange, division or other reorganization or transaction with any other corporation, other than a transaction that results in the Company’s voting securities continuing to represent at least 60% of the combined voting power of the surviving entity immediately after the transaction;

•	the Company’s shareholders approve a plan of complete liquidation or winding up of the Company;

•	the consummation of a sale or disposition of all or substantially all of the Company’s assets; or

•	during any 24 consecutive month period, individuals who at the beginning of such period constituted the Company’s Board cease for any reason to constitute at least a majority of the Board.

Furthermore, during the time any of the Named Executive Officers are employed by the Company or CommunityOne Bank and for twenty four (24) months following termination of the executives employment without cause or for “good reason,” and a severance payment has been made, the executive may not, without the written consent of the Company or CommunityOne Bank, directly or indirectly own any interest in, manage, operate, control, be employed by, render consulting or advisory services to, or participate in or be connected with the management or control of any company in the banking or financial services business within any of the counties in which the Company, CommunityOne Bank or any of its affiliates conduct business and any contiguous county, subject to certain exceptions involving passive investment or employment at a banking or financial services business having duties, activities and responsibilities wholly unrelated to those duties activities and responsibilities performed by the executive for the Company, CommunityOne Bank or their affiliates. The executive also may not solicit any Company customer to discontinue using the Company’s, CommunityOne Bank’s or any other affiliate’s services or interfere with or disrupt any relationship between the Company and its affiliates and any employee, customer, supplier, principals, distributor, lessors or licensors.
Pursuant to the management incentive plan, the Board on December 28, 2012 granted Messrs. Simpson, Reid, Nielsen, McBryde and Murphy and Ms. DeSimone a total of 110,059 shares of restricted stock, valued at the closing price of Company Common Stock on the grant date. The terms of the awards are designed to comply with the Compensation Rules imposed under the TARP. Under the terms of the grant agreement entered into with each executive, two thirds of the restricted stock award vests on the later of the lifting of the Orders, or the second anniversary of the date of grant and the final one third of the stock award vests on the later of the lifting of the Orders or the third anniversary of the date of grant. The Orders were lifted during 2013. On December 19, 2013, the Board granted Messrs. Simpson, Reid, Nielsen, McBryde and Murphy and Ms. DeSimone a total of 110,387 shares of long term restricted stock to the top six officers of the Company pursuant to the management incentive plan, valued at the closing of Company common stock on the grant date. 72,402 of the awards were time vested only, under which 2/3rds of the restricted stock vests on the second anniversary of the date of grant and the final 1/3 of the stock vests on the third anniversary of the date of grant, and 37,985 of the awards require the Company common stock to reach stock price targets over a twenty day period of $22.00, $24.00, $30.00 and $36.00 per share of Common Stock, with 25% of the performance Awards vesting at each price point (except that no shares may vest in the two years following the grant date). In the event of termination of service, unvested shares under each of these grants will be immediately and automatically forfeited, with the following exceptions:

•
In the event of retirement, death or disability occurring within the twelve-month period prior to the second anniversary of the grant date, the participant will become vested in two thirds of the awards.

•
In the event of retirement. death or disability occurring within the twelve-month period prior to the third anniversary of the grant date, the participant will become immediately vested in the full award.

•	In the event of termination for “good reason” or without cause, any unvested awards will become immediately vested.

•	Any portion of the executive’s award that is unvested in the event of a Change in Control will become immediately vested.

In each case, the executive must have performed substantial services for the Company or its affiliates for at least two years from the grant date or the accelerated vesting will be forfeited.

The grant agreement defines “good reason” to mean:

•	A material diminution in the executive’s duties and responsibilities or authority, or any material adverse change in the executive’s base compensation;

•
A relation of the executive’s primary work location more than thirty miles from Asheboro, North Carolina (other than any relocation to Charlotte, North Carolina or a location within thirty miles thereof); or

•	Any material breach of the grant agreement by the Company, subject in each case to a cure period.

Unvested shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise disposed of or transferred and any attempt to do so will result in forfeiture of the stock. The executive otherwise has the right to vote the shares and to receive dividends declared on them (if any).

Termination for Cause
If the Company terminates any of the Named Executive Officers for cause, the Company will have no obligations to the executive after the date of termination. The employment agreements with the Named Executive Officers each defined “cause” as termination (after an opportunity to cure) on account of the executive’s incompetence or dishonesty in his performance, deliberate neglect of, willful malfeasance or misconduct, or continued failure to substantially perform duties reasonably assigned to the executive by the Company or CommunityOne Bank; a material breach of the agreement or any written Company policy; willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order; or any felony or misdemeanor involving a “presumptive disqualifier,” which is defined to include fraud, moral turpitude, dishonesty, breach of trust or fiduciary duties, organized crime or racketeering, or violation of the securities, financial institution, or housing authority laws or regulations, or violation of the rules, regulations, codes of conduct or ethics of a self-regulatory trade or professional organization.

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

The Compensation and Nominating Committee has reviewed and discussed the “Compensation Discussion and Analysis” included in this proxy statement with management. Based on such review and discussion, the Compensation and Nominating Committee has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the SEC.

Further, the Compensation Committee certifies that:

(1)
It has reviewed with senior risk officers the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

(2)	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3)
It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

In accordance with the above certifications, the Compensation and Nominating Committee completed a review of all applicable incentive plans (defined broadly as cash plans, equity plans, employment agreements and executive benefits plans) in place during fiscal year 2013. The assessment of the incentive plans was performed by key members of the Company’s Human Resources and Risk Management personnel, and entailed discussions of each plan’s design and operation. The findings were reviewed by both senior management and the Compensation and Nominating Committee.
Similar semi-annual risk reviews of the Company’s incentive plans are also conducted as a part of the Company’s compliance with the requirements of TARP. The purpose of these semi-annual reviews is to determine whether the risks related to the design and operation of these plans, if present, are reasonably likely to have a material adverse effect on the Company. We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company. During 2013, the Named Executive Officers and other executive management received base cash compensation and Messrs. Simpson, Reid, Nielsen and Murphy, and Ms. DeSimone were granted long-term restricted stock units that comply with the Compensation Rules of the TARP. No bonuses have been awarded, consistent with those Compensation Rules.

A short term performance incentive plan and a senior leader equity award plan were adopted in 2013 in compliance with the requirements of the Staffing and Compensation Policy. The compensation policies which have been approved by the Board and implemented by management include strong adherence and compliance with all applicable legal requirements and guidance and best practices, including without limitation, those requirements imposed by the TARP for as long as the Company remains a participant.

CommunityOne Bank maintains commission programs for its mortgage loan officers, licensed bank employees in the consumer banking area, and for financial consultants in the wealth management area. It also maintains a bonus plan for all employees, including commercial and consumer lending officers. The Bank maintains a referral fee initiative program for the wealth management area. Each of these plans have strict criteria that must be met for the eligible employee to qualify for payments, and in the case of the commercial loan and mortgage loan officer programs, a clawback is in place if loans made by the loan is later deemed nonsaleable or the loan becomes 90 days past due within 24 months after origination. Each of these plans have been reviewed and approved by the Company’s Compensation and Nominating Committee.
The Company has otherwise ensured that employee compensation plans do not encourage the manipulation of reported earnings through its approval process for any bonus or incentive payments. Any compensation changes require sign-off by the employee’s manager and review by a member of the Human Resources Department. Incentive, commission and bonus payments require the approval of the appropriate manager, and/or a member of the finance department and the Chief Human Resources Officer. Each of the Senior Executive Officers have executed a clawback provision consistent with the requirements of the TARP. These clawbacks mandate the recovery of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria. In addition, under the Staffing and Compensation Policy approved by the Board in January, 2014, all incentive and commission plans must be reviewed by the Compensation and Nominating Committee and recommended for approval by the Board. In addition, the Policy outlines the specific requirements of all compensation plans, including that “compensation programs must not encourage excessive risk-taking or reward temporary or illusory performance.”

After a careful evaluation of the Company’s employee incentive plans, the Committee has concluded that those incentive compensation plans:

(1)	do not encourage the Senior Executive Officers to take unnecessary and excessive risks that could threaten the value of the Company;

(2)	are structured to limit the plans’ potential for generating unacceptable risk that could materially affect the value of the Company; and

(3)	are not structured to created substantial opportunities to benefit due to material manipulation of financial results.

Compensation and Nominating Committee Members
H. Ray McKenney, Jr., Chair,
Austin A. Adams
John J. Bresnan
Scott B. Kauffman

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee also is directly responsible for appointing, compensating and overseeing the work of the Company’s independent auditors. The Audit Committee meets with the Company’s internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2013 with management and Dixon Hughes Goodman LLP, the corporation’s independent accountants. The Audit Committee also discussed with the Company’s independent auditors all matters required by standards of the Public Company Accounting Oversight Board (PCAOB), including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also obtained from the independent auditors the written disclosures and a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence.” The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also determined that the provision of the other non-audit services described under “Independent Auditors - Disclosure of Audit Fees” by Dixon Hughes Goodman LLP to the Company is compatible with maintaining Dixon Hughes Goodman LLP’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors:
Audit Committee Members
Jerry R. Licari - Chairman
T. Gray McCaskill
H. Ray McKenney, Jr.
Boyd C. Wilson, Jr.

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter will not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, and will not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.

OTHER MATTERS

Management knows of no other matters to be brought before the Annual Meeting. However, should any matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the Board. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
By Order of the Board of Directors,
Beth S. DeSimone
Secretary

WE HAVE MAILED TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 (AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS THERETO). WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, ADDITIONAL COPIES OF OUR FORM 10-K. PLEASE DIRECT ALL SUCH REQUESTS TO: INVESTOR RELATIONS, P.O. BOX 1328, ASHEBORO, NORTH CAROLINA 27204. IN ADDITION, THE FORM 10-K AND EXHIBITS ARE AVAILABLE ON THE INTERNET AT WWW.COMMUNITY1.COM. THE FORM 10-K IS NOT PART OF THESE SOLICITATION MATERIALS.

THE BOARD HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

REVOCABLE PROXY
CommunityOne Bancorp

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-855-635-6587 Toll-Free on a Touch-Tone Phone anytime prior to 12:00 a.m., May 28, 2014.

To Vote by Internet:

Go to https://www.rtcoproxy.com/cob prior to 12:00 a.m., May 28, 2014.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

____

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Annual Meeting Materials are available at:
http://www.cfpproxy.com/7083

Comments:

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FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

X **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	For All Except
1. ELECTION OF DIRECTORS:	☐	☐	☐

(01) Austin A. Adams
(02) Scott B. Kauffman
(03) Jerry R. Licari
(04) J. Chander Martin
(05) T. Gray McCaskill
(06) H. Ray McKenney, Jr.
(07) John C. Redett
(08) Robert L. Reid
(09) Brian E. Simpson
(10) Boyd C. Wilson, Jr.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

	For	Against	Abstain
2. APPROVAL OF THE COMPENSATION OF THE COMPANY'S EXECUTIVE OFFICERS.	☐	☐	☐
3. RATIFICATION OF APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE COMPANY'S AUDITORS FOR 2014.	☐	☐	☐

The Board of Directors recommends a vote "For" all the Proposals and this proxy will be voted "For" all Proposals unless otherwise directed by the undersigned. The proxy will vote in her or his discretion on such other matters as may properly come before the meeting or at any adjournment thereof, in accordance with the judgment of the proxy voting on such matters.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

COMMUNITYONE BANCORP — ANNUAL MEETING, MAY 28, 2014

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/7083

You can vote in one of three ways:

1. Call **toll free 1-855-635-6587** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.rtcoproxy.com/cob** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

CommunityOne Bancorp

ANNUAL MEETING OF SHAREHOLDERS
May 28, 2014
2:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Beth S. DeSimone and David L. Nielsen, or either of them, or their successors, proxy with full power of substitution to vote all shares of CommunityOne Bancorp standing in the name of the undersigned at the above Annual Meeting of Shareholders to be held at the CommunityOne Bancorp corporate offices, Randolph Room, 1017 E. Morehead Street, Suite 300, Charlotte, NC 28204, on May 28, 2014 at 2:00 p.m. EST and all adjournments thereof. **The shares represented by this proxy will be voted as instructed by you. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.**

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

7083